As filed with the Securities and Exchange Commission on October 30, 1997
                                              Registration No. 333-37397


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        AVENUE ENTERTAINMENT GROUP, INC.
                 (Name of small business issuer in its charter)

           Delaware                     781                    95-4622429
  (State or jurisdiction    (Primary Standard Industrial     (I.R.S. Employer
    of incorporation or      Classification Code Number)    Identification No.)
      organization)
                           ------------------------------
                      Suite 2110, 11111 Santa Monica Blvd.
                          Los Angeles, California 90025
                                 (310) 996-6800
              (Address and telephone number of principal executive
               offices and principal place of business or intended
                          principal place of business)

                                 Mr. Cary Brokaw
                        Avenue Entertainment Group, Inc.
                      Suite 2110, 11111 Santa Monica Blvd.
                          Los Angeles, California 90025
                                 (310) 996-6800
           (Name, address, and telephone number of agent for service)

                                   Copies to:
                             Robert J. Hasday, Esq.
                          Duane, Morris & Heckscher LLP
                        Suite 3300, 122 East 42nd Street
                            New York, New York 10168
                                 (212) 692-1000

         Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. []

                        --------------------------------
                         CALCULATION OF REGISTRATION FEE
-------------    ------------  ----------------    ----------------  -----------
Title of Each    Amount to be  Proposed Maximum    Proposed Maximum   Amount of
  Class of       Registered     Offering Price        Aggregate    Registration
Securities to                   Per Share (1)      Offering Price       Fee
be Registered

Common Stock,
par value $.01
 per share        25,000(2)      $7.5625            $189,062.5         $57.29
-------------    ------------  ----------------    ----------------  -----------
(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Registrant's Common Stock as reported on the American Stock Exchange on October 29, 1997.
(2) A fee of $670.45 for the registration of 300,000 shares was paid with the initial filing of the Registration Statement on October 7, 1997.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration  Statement  shall  thereafter  become  effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
--------------------------------------------------------------------------------

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION, DATED OCTOBER 30, 1997
Prospectus
                                 325,000 Shares
                        AVENUE ENTERTAINMENT GROUP, INC.
                                  Common Stock

         225,000 shares of Common Stock are being offered by the Company. The Company is not utilizing an underwriter in connection with this offering and there can be no assurance that any of the shares offered hereby will be sold.

         An additional 100,000 shares of Common Stock are being offered hereby by a selling stockholder (the "Selling Stockholder"). The Company will not receive any proceeds from the sale of shares by the Selling Stockholder. See "Selling Stockholder."


         The Common Stock is listed on the American Stock Exchange under the symbol PIX. The closing price of the Common Stock on October 30, 1997 was $7 5/8.


                              ---------------------
THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.
                             ----------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 Offering Price by the Company: $____ Per Share

--------------------- ------------------------- ------------------------------
                      Price to Public           Proceeds to Company(1)
--------------------- ------------------------- ------------------------------
Per share . . . . . . $                         $
 . . . . . . .
--------------------- ------------------------- ------------------------------
Total (2) . . . . . . $                         $
 . . . . . . .
===================== ========================= ==============================


(1) Before deducting expenses of the offering estimated at $26,000. The Company does not anticipate paying any underwriting discounts or commissions in connection with this offering.


(2) If all shares offered hereby by the Company are sold.

                                October __, 1997

                             ADDITIONAL INFORMATION


         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus is a part) on Form SB-2 (File No. 333-37397) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and to the schedules and exhibits thereto. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to a copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, each such statement being qualified in all respects by such reference.


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the Exchange Act, files reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information, as well as the Registration Statement, can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices in Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and in New York (Seven World Trade Center, Suite 1300, New York, New York 10048), and copies of such material can be obtained from the public reference section of the SEC at prescribed rates by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, such as the Company. The address of such site is http://www.sec.gov. Reports, proxy statements, and other information concerning the Company also may be inspected at the offices of the American Stock Exchange ("AMEX"), 86 Trinity Place, New York, New York 10006-1881.

                               PROSPECTUS SUMMARY
         The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.

                                   The Company
         The Company, through its two operating subsidiaries Avenue Pictures, Inc. ("Avenue Pictures") and Wombat Productions, Inc. ("Wombat"), is an independent entertainment company which develops and produces motion pictures for theatrical exhibition, television, and other ancillary markets, both domestically and internationally.

         Avenue Pictures is in the business of producing feature films, television films, and series for television. Avenue Pictures is currently active in developing and producing projects in each of its three areas of activity. Wombat produces one hour motion picture profiles of Hollywood's biggest stars which are aired by the major cable networks.

         The Company is a holding company which was incorporated in the state of Delaware on March 7, 1997. Its principal executive offices are located at Suite 2110, 11111 Santa Monica Blvd., Los Angeles, California 90025, and its telephone number is (310) 996-6800.

                                  The Offering


Shares Offered                         225,000  shares  of  Common  Stock by the
                                       Company  and 100,000 shares of Common
                                       Stock by the Selling Stockholder.

Offering Price by the Company          $____ per share.

Shares Outstanding after the Offering  4,072,838 shares(1)

AMEX Symbol                            PIX

Risk Factors                           This offering involves a high degree of
                                       risk and substantial immediate dilution.
                                       See "Risk Factors" and "Dilution."

(1) If all shares offered hereby by the Company are sold. Does not include up to 1,750,000 shares of Common Stock issuable pursuant to options under the
Company's 1997 Stock Option and Long Term Incentive Compensation Plan (the "1997 Plan"), of which options for 1,361,500 shares at an average exercise price of $1.93 per share have been granted as of September 30, 1997. See "Management -- Executive Compensation," "Certain Relationships and Related Party Transactions,"
"Description  of  Securities,"   and  "Selling Stockholder."

                                  RISK FACTORS

         The shares offered hereby involve a high degree of risk and should be purchased only by persons who can afford to sustain a total loss of their investment. Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following risk factors.

Motion Picture and Television Industry

         Substantially all of the Company's operating revenue are derived from fees for the production of motion pictures for the theatrical exhibition, television, and other markets. The motion picture and television industries involve a substantial degree of risk. Each motion picture is an individual artistic work, and its commercial success is primarily determined by audience reaction, which is unpredictable; accordingly, there can be no assurance as to the financial success of any motion picture. Furthermore, there can be no assurance that the audiences for motion pictures will remain constant. The Company's ability to compete successfully depends upon the continued
availability of rights to motion pictures (domestic and foreign) which the Company can acquire, finance, and produce successfully. See "Business."

Competition

         The motion picture industry is extremely competitive. The competition comes from both companies within the same business and companies in other entertainment media which create alternative forms of leisure entertainment. The Company competes with several "major" film studios which are dominant in the motion picture industry, as well as with numerous independent motion picture and television production companies, television networks, and pay television systems for the acquisition of literary properties, the services of performing artists, directors, producers, and other creative and technical personnel, and production financing. Many of the organizations with which the Company competes have significantly greater financial and other resources than does the Company. The majors are typically large, diversified entertainment concerns or subsidiaries of diversified corporations which have strong relationships with creative talent, exhibitors, and others involved in the entertainment industry, and whose non-motion picture operations provide stable sources of earnings that offset variations in the financial performance of their motion picture operations. See "Business."

Operating Losses and Fluctuating Operating Results

         The Company's revenues are derived primarily from fees for production of a limited number of motion pictures during each year or fiscal period. Accordingly, the Company's revenues, and thus net income, are subject to significant fluctuations from year to year and period to period, depending upon production and completion schedules, payment terms with respect to different projects, and the success of individual projects. For the six month periods ended June 30, 1996 and 1997, the Company had net losses of $(63,536) and $(291,964), respectively.

Financial Requirements and Risks of Production, Completion, and Release of Motion Pictures

         The costs of producing and releasing motion pictures have generally increased in recent years and may continue to increase in the future. The Company does not have sufficient capital of its own to produce feature films and other major productions by Avenue Pictures, although certain of Wombat's productions are developed using the Company's capital. The Company is therefore substantially dependent on its ability to enter into pre-production arrangements with distributors, television networks, or others to finance production costs. The Company also seeks to limit its exposure to cost overruns by the use of completion bonds (i.e., insurance policies designed to insure the completion and delivery of motion pictures in accordance with the production agreement and the budget).

         The Company does, to the extent possible, employ its own capital and financial resources in developing a project to the point where it is ready to go into production. Also, in some cases significant time may elapse between the expenditure of funds by the Company and the receipt of revenues. In addition, the Company is exploring establishing or acquiring an international sales division. The Company will need additional financing, including the proceeds of this offering, to support such operations. The Company has to date financed its operations through internally generated cash flows, equity financing, and, most recently, a line of credit for up to $250,000. The Company anticipates that its existing capital resources, including the net proceeds of this offering and the interest earned thereon, together with revenue generated from operations, will enable it to fund its planned operations for a period of at least 12 months from the date of this Prospectus. There can be no assurance that the Company will be successful in obtaining additional financing, either through this offering or otherwise. Obtaining such funds may result in additional dilution to existing stockholders. If adequate funds are not available from additional financing sources or from operations, the Company's business will be materially and adversely affected. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," and "Business."

Dependence on Certain Customers; Expiration of Contracts


         Because the Company's revenues are derived primarily from fees for production of a limited number of motion pictures during each year or fiscal period, a limited number of customers, the identity of which varies period to period, generally account for a large percentage of the Company's revenues in any particular period. Among others, the Company has had multi-year agreements with a subsidiary of Hallmark Entertainment, Inc. ("Hallmark"), for licensing by Hallmark of certain rights with respect to television movies of the week; with the A&E Cable Network ("A&E") for the production of television biographies; and with Janson Associates, Inc. ("Janson") for distribution rights to Wombat's film library. The agreement with Hallmark expired in October 1997, and all films have been completed under the agreement with A&E. Although the Company has had preliminary discussions with other parties for similar types of arrangements, no such agreements have been entered into, and there can be no assurance that the Company will be able to enter into arrangements with other parties on similar or otherwise acceptable terms. See "Business."


Potential Expansion into Foreign Distribution

         The Company is currently considering establishing or acquiring an international sales division, which will allow the Company to control a greater number of rights and build an expanded motion picture library. The Company has had preliminary discussions with certain persons, with a view towards either hiring such persons, acquiring the company which currently employs such persons, or both, to establish such an international sales division. Through an international sales division, the Company will either act as its own sales agent in international markets, sell foreign rights to third parties in the international marketplace, or sell certain rights while retaining others which the Company may exploit on its own. To the extent the Company retains any of these foreign rights, the Company's financial commitment with respect to a particular motion picture may be substantially increased. Although the Company believes that its expansion into this area can provide opportunities for future growth, foreign distribution creates certain additional risks, including the necessity for additional capital, an increase in operating overhead, fluctuation in currency exchange rates, and changes in foreign exchange control laws. See "Use of Proceeds" and "Business."

Dependence Upon Key Personnel

         The Company's ability to compete successfully in the motion picture industry depends substantially on its ability to attract and retain talented officers and employees. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract or retain such persons. In particular, the Company will be dependent upon the continued services of Gene Feldman, the Company's Chairman of the Board and President of Wombat, and of Cary Brokaw, the Company's President and Chief Executive Officer and the founder of Avenue Pictures. The loss of such key personnel, or the failure to recruit additional key personnel, particularly in the international arena, could significantly impede attainment of the Company's objectives and have a material adverse affect on the Company's financial condition and results of operations. Messrs. Feldman and Brokaw have entered into employment agreements with the Company which terminate in 2001. The Company has obtained a $2,000,000 key man life insurance policy on the life of Mr. Brokaw.
See "Management."

         The Company will be required to make certain payments to Messrs. Feldman and Brokaw in the event of certain changes in control (as defined in their employment agreements). A portion of such payments may constitute excess parachute payments, which would not be deductible by the Company for income tax purposes. In addition, the Company may not be permitted to deduct that portion of an executive's compensation which exceeds $1,000,000 in any year, excluding certain performance based compensation. There can be no assurance that options or warrants issued or which may be issued to Messrs. Feldman or Brokaw or other executives would qualify as performance based compensation, or that the Company will be able to deduct the entire amount earned by such executives in any year. See "Management -- Employment Agreements."

Management of Staff Growth

         The Company expects to increase its staffing levels in the future. The Company's ability to execute its strategies will depend in part upon its ability to integrate such new employees into its operations. The Company's planned activities will require the addition of new personnel, including management, particularly in the international arena. The inability to acquire such services could have a material adverse impact on the Company's operations. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and "Management."

Use of Proceeds; Management Discretion

         While the Company has identified certain uses for the proceeds of this offering, particularly establishing an international sales division, management of the Company will have the discretion to determine how such proceeds will be applied within such broad category. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Control by Principal Stockholders

          Prior to this offering, Mr. Brokaw, Mr. Feldman, and National Patent Development Corporation ("National Patent") beneficially own approximately 38.9%, 9.5%, and 27.6% of the outstanding Common Stock, respectively. If all of the shares offered hereby by the Company are sold, Mr. Brokaw, Mr. Feldman, and National Patent will beneficially own approximately 37.0%, 9.0%, and 26.2% of the outstanding Common Stock, respectively (without giving effect to the possible exercise of warrants or options by the Selling Stockholder or other parties). Accordingly, such stockholders will be able to control the business and affairs of the Company immediately following this offering, including but not limited to having sufficient voting power to control the election of the Board of Directors of the Company and, in general, to substantially determine the outcome of any corporate transaction or other matters submitted to the stockholders of the Company for approval, including mergers, consolidations, or the sale of substantially all of the Company's assets or preventing or causing a change in the control of the Company. See "Principal Stockholders."

Anti-Takeover Provisions

         The Amended and Restated Certificate of Incorporation of the Company (the "Certificate") provides for a classified board, in which approximately one-third of the directors are elected at each annual meeting. The By-laws of the Company also require certain advance notice of nominations of directors. The effect of such provision is to delay the ability of an insurgent group or hostile acquirer to obtain control of the Board of Directors. In addition, the Certificate authorizes the Board of Directors to issue up to 1,000,000 shares of Class B Common Stock, the holders of which are entitled to cast ten votes per share held, on all matters presented to stockholders. The Class B Common Stock is otherwise identical to the Common Stock. Also, the Certificate authorizes the Board of Directors to issue up to 2,000,000 shares of Preferred Stock in one or more series, and to fix the number of shares constituting any such series, the voting powers, designation, preferences, and relative participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, including the dividend rights, terms of redemption (including sinking fund provisions), conversion rights, and liquidation preferences of the shares constituting any series, without any further vote or action by stockholders. The Board of Directors may, therefore, issue Class B Common Stock or Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. In addition, the issuance of Class B Common Stock or Preferred Stock, as well as certain statutory provisions of Delaware law, could potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest, or otherwise by making such attempts more difficult to achieve or more costly. Also, under the employment agreements with Messrs. Feldman and Brokaw, certain payments may be required to be made to them in the event of a change of control Such provisions may discourage a hostile takeover even if in the best interest of all other stockholders. See "Description of Securities."

Absence of Dividends; Dividend Policy

         The Company anticipates that, for the foreseeable future, earnings will be retained for the development of its business. Accordingly, the Company does not anticipate paying dividends on the Common Stock in the foreseeable future. The payment of future dividends will be at the sole discretion of the Company's Board of Directors and will depend on, among other things, future earnings, capital requirements, the general financial condition of the Company, and general business conditions. See "Dividend Policy."

Substantial and Immediate Dilution; Significant Benefit to Current Stockholders

         Purchasers of the shares offered hereby will incur immediate dilution of approximately $____ per share in pro forma net tangible book value of the Common Stock and current stockholders will realize a $____ per share increase in such pro forma net tangible book value. See "Dilution."

Volatility of Share Price; Lack of Liquidity

         The market price of the Common Stock has experienced significant volatility and limited trading volumes. There can be no assurance that the price of the Common Stock will remain at or exceed current levels. Factors such as announcements of production levels of the Company or its competitors, technological changes, and general market conditions may have a significant impact on the market price of the Common Stock.

Shares Eligible for Future Sale; Registration Rights


         Sales of substantial amounts of Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. As of September 30, 1997, there were 3,847,838 shares of Common Stock outstanding, substantially all of which, other than the 1,425,000 shares of Common Stock held by Mr. Brokaw, are freely transferable without restriction under the Securities Act, including pursuant to Rule 144(k) under the Securities Act. In addition, Mr. Brokaw and the Selling Stockholder have certain registration rights with respect to a total of 1,525,000 shares of Common Stock, including the 100,000 shares of Common Stock offered hereby by the Selling Stockholder. See "Shares Eligible for Future Sale."



                                 USE OF PROCEEDS

         If all of the shares offered hereby by the Company are sold, the Company would receive net proceeds of approximately $________, after deducting estimated expenses of this offering. The Company intends to apply substantially all of such net proceeds to the development of Avenue Pictures's international sales division.

         The Company is currently considering establishing or acquiring an international sales division, which will allow the Company to control a greater number of rights and build an expanded motion picture library. The Company has had preliminary discussions with certain persons, with a view towards either hiring such persons, acquiring the company which currently employs such persons, or both, to establish such an international sales division. Through an international sales division, the Company will either act as its own sales agent in international markets, sell foreign rights to third parties in the international marketplace, or sell certain rights while retaining others which the Company may exploit on its own. To the extent the Company retains any of these foreign rights, the Company's financial commitment with respect to a particular motion picture may be substantially increased. Direct involvement in international sales may also provide opportunities for co-production and co-financing of projects. Although the Company believes that its expansion into this area can provide opportunities for future growth, foreign distribution creates certain additional risks, including the necessity for additional capital, an increase in operating overhead, fluctuation in currency exchange rates, and changes in foreign exchange control laws. See "Risk Factors" and "Business."

         The Company anticipates that its existing capital resources, including the net proceeds of this offering and the interest earned thereon, together with revenue generated from operations, will enable it to fund its planned operations for a period of at least 12 months from the date of this Prospectus.

         Pending the use of such proceeds, the Company expects to invest the net proceeds received by it from this offering in short-term, investment-grade, interest bearing securities.

                          MARKET PRICE OF COMMON STOCK

         The Common Stock commenced trading on the American Stock Exchange ("AMEX") on July 16, 1997 under the symbol "PIX." Prior to July 16, 1997, the Common Stock was traded on the Over-the-Counter Bulletin Board under the symbol "FLIK." The following table sets forth the high and low sales prices for the Common Stock on the AMEX since July 16, 1997, and, for periods prior thereto, the high and low bid prices for the Common Stock. Quotations for periods prior to July 16, 1997 represent bid prices between dealers and do not include retail mark-up, mark-down, or commissions, and do not represent actual transactions.

      1995                   Low Bid              High Bid
      ----                   -------              --------
   1st Quarter                $1/2                 $11/4
   2nd Quarter                $3/8                 $11/4
   3rd Quarter                $1/4                 $1
   4th Quarter                $1/4                 $2

      1996                   Low Bid              High Bid
      ----                   -------              --------
   1st Quarter                $13/4                $21/2
   2nd Quarter                $21/4                $33/4
   3rd Quarter                $21/4                $31/2
   4th Quarter                $13/4                $31/2

      1997                   Low Bid              High Bid
      ----                   -------              --------
   1st Quarter                $2 3/4               $4 1/2
   2nd Quarter                $3 3/4               $6
   3rd Quarter
(to July 15, 1997)            $5 1/2               $6 3/4


                             Low Sale              High Sale
                             -------              --------
  3rd Quarter
(from July 16, 1997 to        $6 1/2               $10 1/4
  October 29, 1997)



         As of September 30, 1997, there were 182 holders of record of Common Stock.


                                 DIVIDEND POLICY

         The Company anticipates that, for the foreseeable future, earnings will be retained for the development of its business. Accordingly, the Company does not anticipate paying dividends on the Common Stock in the foreseeable future. The payment of future dividends will be at the sole discretion of the Company's Board of Directors and will depend on, among other things, future earnings, capital requirements, the general financial condition of the Company, and general business conditions. Payment of dividends may also be limited by the terms of any Preferred Stock or debt the Company may issue or incur. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Securities -- Preferred Stock."

                                 CAPITALIZATION


         The following table sets forth the capitalization of the Company (i) as of June 30, 1997 and (ii) as adjusted to give effect to the issuance of 100,000 shares to the Selling Stockholder (see "The Selling Stockholder") and of the 225,000 shares offered hereby by the Company.


                                  June 30, 1997
                                   (Unaudited)
                                                          Actual    As Adjusted
                                                                          (1)
Short-term debt and short-term portion of capital          $162,948     $162,948
                                                           ========     ========
lease obligations

Stockholders' equity:
  Preferred Stock, par value $.01 per share, 2,000,000          ---          ---
shares authorized; none issued and outstanding
  Common Stock, par value $.01 per share, 15,000,000      $  37,478    $  40,728
shares authorized; 3,747,838 shares issued and
outstanding; 4,072,838 shares issued and outstanding as
adjusted(2)
  Class B Common Stock, par value $.01 per share,
1,000,000 shares authorized; none issued and outstanding
                                                                ---          ---
  Additional paid-in capital(2)(3)                        4,799,502
  Retained (deficit)                                       (67,963)     (67,963)
  Unrealized loss on marketable securities                (107,581)    (107,581)
  Note receivable for Common Stock                        (150,000)    (150,000)
                                                          ---------    ---------
          Total stockholders' equity                     $4,511,436   $________
                                                         ----------
  Total capitalization                                   $4,511,436   $________


         (1)      If all shares offered hereby by the Company are sold.

         (2) As adjusted includes 100,000 shares issued to the Selling Stockholder subsequent to June 30, 1997, and 225,000 shares offered hereby by the Company. Does not include up to 1,750,000 shares of Common Stock issuable pursuant to options under the Company's 1997 Stock Option and Long Term Incentive Compensation Plan (the "1997 Plan"), of which options for 1,361,500 shares at an average exercise price of $1.93 per share have been granted as of September 30, 1997. See "Management -- Executive Compensation," "Certain Relationships and Related Party Transactions," and "Description of Securities."

         (3) Reflects approximately $26,000 of offering expenses payable by the Company.

                  The Company has no long-term debt obligations.

                                    DILUTION

                  At June 30, 1997, the Company's net tangible book value was approximately $1,917,000, or $.51 per share. "Net tangible book value" represents the amount of total tangible assets less total liabilities. After giving effect to the sale of the all of the shares offered hereby by the Company at a public offering price of $_____ per share and the application of the net proceeds, after expenses of the offering, therefrom, and to the issuance of 100,000 shares to the Selling Stockholder subsequent to June 30, 1997, the as adjusted net tangible book value would be approximately $__________, or $____ per share, representing an immediate increase of $_____ per share to existing stockholders and an immediate dilution of $____ per share to the purchasers of the shares offered hereby. The following table illustrates such per share dilution:

  Public offering price per share                                    $
        Net tangible book value per share prior to
        this offering                                     $
        Increase per share attributable to purchasers in this offering

  As adjusted net tangible book value per share of Common Stock after this offering

  Dilution to purchasers in this offering                            $______

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                  The following discussion and analysis should be read in conjunction with the Company's consolidated financial statements and related notes thereto.

         General

                  The Company is an independent entertainment company which, through its two operating subsidiaries (Avenue Pictures and Wombat), produces motion pictures for theatrical exhibition, television, and other ancillary markets, both domestically and internationally.

         Share Exchange and Reincorporation

                  Pursuant to a Share Exchange Agreement (the "Share Exchange Agreement"), dated as of September 30, 1996, among Cary Brokaw, Avenue Pictures, and The CineMasters Group, Inc. ("CineMasters"), CineMasters acquired all of the outstanding capital stock of Avenue Pictures from Mr. Brokaw, then the sole shareholder of Avenue Pictures, in exchange for 1,425,000 shares of CineMasters common stock ("CineMasters Common Stock") (the "Business Combination"). In connection with the Business Combination, National Patent, a significant shareholder of CineMasters, made a capital contribution to CineMasters of 90,566 shares of registered National Patent common stock valued at $815,000 in the aggregate, based upon the closing price per share of National Patent common stock on the AMEX on September 30, 1996, in exchange for 407,500 shares of CineMasters Common Stock. Such capital contribution was made by National Patent for investment purposes and was a condition to closing pursuant to the Share Exchange Agreement. Prior to completion of the Business Combination, in August 1996, certain affiliates and employees of National Patent and CineMasters contributed $185,000 in cash to the capital of CineMasters in exchange for 123,338 shares of restricted CineMasters Common Stock in a private placement transaction. In furtherance of the Business Combination, CineMasters entered into a stockholders agreement and certain employment agreements (see
         "Management -- Executive Compensation" and "Certain Relationships and Related Transactions").

                  Following the Business Combination, the Board of Directors and shareholders of CineMasters approved a transaction pursuant to which
         (i) all of the assets of the Wombat Productions division (the "Wombat Division") of CineMasters were transferred, subject to all related liabilities and obligations, to its newly-formed, wholly-owned Delaware subsidiary, Wombat, (ii) CineMasters was merged with and into the Company (its newly-formed, wholly-owned Delaware subsidiary) with the Company being the surviving corporation in the merger (the "Reincorporation"), and (iii) each stockholder of CineMasters received an equal number of shares of the Company in exchange for each share of capital stock of CineMasters held by such stockholder immediately prior to the effective time of the Reincorporation (the "Effective Time"). As a result of the Reincorporation, Avenue Pictures became a wholly-owned subsidiary of the Company.

                  The consolidated financial statements of the Company for the period ended December 31, 1996 include the results of operations of Avenue Pictures from the date of acquisition.

         Six Months Ended June 30, 1997

                  For the six months ended June 30,1997, the Company had a loss before income taxes of $364,000 compared to a loss of $55,000 for the six months ended June 30, 1996. The increased loss for the 1997 period was the result of several factors. For the six months ended June 30, 1997, the Company had significantly reduced licensing revenue at the Company's Wombat division, partially offset by the revenue generated by the Avenue Pictures division, which was acquired on September 30, 1996. In addition, for the six months ended June 30, 1997, the Company recorded $140,000 of amortization of goodwill related to the acquisition of Avenue Pictures, as well as increased general and administrative expenses, primarily salaries and occupancy costs incurred by Avenue Pictures for the period. These increased expenses were partially mitigated by the revenue generated by Avenue Pictures for the period.

         Revenues

                  Revenues for the six months ended June 30, 1997 were $2,126,000 compared to $971,000 for the six months ended June 30, 1996. The revenues for the six months ended June 30, 1997 were derived from revenues generated by Avenue Pictures which was acquired on September 30, 1996 and the operations of Wombat. Revenues from the operations of Avenue Pictures for the six months ended June 30, 1997 amounted to approximately $1,447,000 and were primarily derived from the delivery to Hallmark of the made-for-television movie "Tell Me No Secrets" and the recognition of the producing and overhead fees on the feature film "The Road to Graceland," which accounted for approximately 68% of the consolidated revenues for the six months ended June 30, 1997. Revenues from Wombat's operations for the six months ended June 30, 1997 were approximately $680,000, a decrease of $291,000 from the comparable period of the prior year. The decrease in revenues earned by Wombat for the six months ended June 30, 1997 were primarily due to reduced sales of licensed programming in international markets during 1997. Of the revenues earned by Wombat during the six months ended June 30, 1997, approximately $250,000 was derived from the completion and availability of two one-hour motion picture profiles for A&E. The remaining revenue was derived from licensing of rights to Wombat programming in secondary markets (Janson).

         Film Production Costs

                  Cost of revenues for the six months ended June 30, 1997 was $1,151,000 compared to $298,000 for the six months ended June 30, 1996. The increase can be primarily attributed to the film amortization relating to Avenue Pictures television product in the amount of $900,000.

         Selling, General, and Administrative

                  Selling, general, and administrative expenses for the six months ended June 30, 1997 were $1,340,000 compared to $729,000 for the six months ended June 30, 1996. Included in the six months ended June 30, 1997 expenses are $644,000 of SG&A expenses relating to Avenue Pictures' operations which were principally salaries and related benefits and occupancy expenses, including approximately $100,000 relating to costs incurred for future business development. In addition, the Company recognized approximately $140,000 amortization of goodwill related to the Avenue Pictures acquisition on September 30, 1996. Wombat's SG&A expenses decreased primarily as a result of reduced licensing revenues and the related commission expense, as well as a decrease in salaries.

         Five Months Ended December 31, 1996 and Years Ended July 31, 1996 and 1995

         Revenues

                  Revenues for the five months ended December 31, 1996 were $3,509,000. The revenues were derived from revenues generated by Avenue Pictures which was acquired on September 30, 1996 and the operations of Wombat. Revenues from the operations of Avenue Pictures from the acquisition date through December 31, 1996 amounted to approximately $2,727,000 and were primarily derived from the completion and availability to ABC of the made-for-television movie "Tell Me No Secrets." Revenues from Wombat operations for the five months ended December 31, 1996 were approximately $782,000. Of this amount approximately $454,000 was derived from the completion and availability of four one hour motion picture profiles to A&E and Lifetime Productions, Inc. ("Lifetime"). The remaining revenue was derived from licensing of rights to Wombat programming in secondary markets. No revenues were derived from the operations of Kaufman Films, Inc. ("Kaufman Films") during the five month period ended December 31, 1996 due to the Kaufman Termination Agreement (as defined below; see "Management -- Employment Agreements").

                  Revenues increased approximately $168,000 or 9% for the year ended July 31, 1996 (fiscal 1996) compared to the year ended July 31, 1995 (fiscal 1995). The increase can be attributed to an approximately $130,000 increase due to three one hour motion picture profiles being completed and available in fiscal 1996 as opposed to only two such profiles becoming available in fiscal 1995, and a $130,000 increase from the licensing of rights in secondary markets, offset by an approximately $92,000 decrease in revenues derived from the Kaufman Film operations.

                  One customer, ABC, accounted for approximately 77% of total revenues during the five months ended December 31, 1996. During fiscal 1996 and fiscal 1995, A&E accounted for approximately 12% and 13% of total revenues and Janson accounted for approximately 40% and 27% of total revenues, respectively.

         Cost of Revenues

                  Cost of revenues for the five months ended December 31, 1996 was $2,752,000 which can be attributed to the film amortization relating to Avenue Pictures' television product in the amount of $2,496,000 and approximately $256,000 from Wombat's operations.

                  Cost of revenues decreased approximately $68,000 for fiscal 1996 compared to fiscal 1995. The decrease can be primarily attributed to lower costs on secondary licensing sales in fiscal 1996 for production with little or no remaining capitalized production costs.

         Selling, General, and Administrative

                  Selling, general, and administrative expenses for the five months ended December 31, 1996 was $662,000. Included in the five months ended December 31, 1996 expenses are $262,000 of SG&A expenses related to Avenue Pictures operations and were principally salaries and related benefits and occupancy expenses. SG&A expenses, exclusive of Avenue Pictures, for the five months ended December 31, 1996 were approximately $400,000 and were primarily salary and related benefits, occupancy costs, and professional fees.

                  SG&A  expenses  increased  $135,000  or 23%  for  fiscal  1996 compared to fiscal 1995. The increase can be attributed to increases in SG&A expenses related to the Kaufman Film operations of approximately $65,000 and increases in various other miscellaneous expenses aggregating approximately $70,000.

         Other Income

                  During fiscal 1995, the Company sold an investment generating a profit of $59,768. There were no similar items during fiscal 1996 or the five months ended December 31, 1996.

         Liquidity and Capital Resources

                    At September 30, 1997, the Company had approximately $521,000 of cash and approximately $730,000 of short term investments. At June 30, 1997, the Company had approximately $391,000 of cash and approximately $707,000 of short term investments.

                  On May 27, 1997, the Company entered into an unsecured demand note (the "Note") which provides the Company with borrowings in the principal amount of $250,000, at prime plus 1%, with Fleet Bank, National Association. The Note is payable on demand, but in any event not later than May 27, 1998. As of June 30, 1997, $140,000 had been borrowed under the Note. An additional $87,500 was borrowed through September 30, 1997.

                  The Company believes it has adequate capital resources to meet its short-term needs covering at least twelve months. The Company expects to expand its production activities. Management believes that the existing cash and short term investments are adequate to fund the Company's operations. However, management may seek to raise additional funds, through the issuance of Common Stock or debt, to expand the Company's business at a greater rate. There is no guarantee that such funding will be available, or available under terms which are acceptable to the Company. The Company's rate of growth and investment in projects will be adjusted as necessary based on available financing and existing capital resources.

         Recent Accounting Pronouncement

     In February 1997, Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128), was issued. SFAS No. 128 simplifies the standards for computing earnings per share, and makes the United States standards for computing earnings per share more comparable to international standards. SFAS No. 128 requires presentation of "basic" earnings per share (which excludes dilution) and "diluted" earnings per share. The Company does not believe the adoption of SFAS No. 128 in fiscal 1997 will have a material impact on the Company's reported earnings per share. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997 and requires restatement of all prior period earnings per share presented.

         Forward Looking Statements

                  This   Prospectus   contains    forward-looking    statements.
         Discussions containing such forward-looking statements may be found in material set forth under "Business," "Management's Discussion and Analysis of Results of Financial Condition and Results of Operations," as well as the Prospectus generally. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of the matters set forth in the Prospectus generally. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances

                                    BUSINESS

         General

                  The Company is an independent entertainment company which, through its two operating subsidiaries, develops and produces motion pictures for theatrical exhibition, television, and other ancillary markets, both domestically and internationally.

         Avenue Pictures

                  Avenue Pictures was founded by Cary Brokaw in 1991. Mr. Brokaw has extensive experience in the motion picture industry. He began his career in the marketing department at Twentieth Century Fox. He also served as executive vice president at Cineplex Odeon and was president and chief executive officer of Island Pictures.

                  Mr. Brokaw has particular experience in producing and releasing modestly budgeted independent films which appeal to the more sophisticated theatergoer. He has enjoyed success with such films as Choose Me, El Norte, Kiss of the Spider Woman, The Trip to Bountiful, Mona Lisa and Spike Lee's first film, She's Gotta Have It. Mr. Brokaw is responsible for the production and release of Gus Van Sant's Drug Store Cowboy, James Foley's After Dark My Sweet, Michael Lindsay-Hogg's The Object of Beauty, Jane Campion's Sweetie, and Jim Sheridan's The Field. Mr. Brokaw was the producer of Robert Altman's The Player, the celebrated and successful comedy which was nominated for five Academy awards, including Best Picture. Mr. Brokaw also produced Robert Altman's Short Cuts, which was nominated for several Academy Awards. More recently, Mr. Brokaw produced Restoration, the Academy-Award winning and critically acclaimed epic adventure directed by Michael Hoffman and released by Miramax Films. In 1996, Mr. Brokaw produced Sony Pictures' Voices from a Locked Room, directed by Malcolm Clarke and starring Jeremy Northam and Tushka Bergen. In May 1997, Avenue Pictures completed filming on The Road to Graceland starring Harvey Keitel, Johnathan Schaech, and Bridget Fonda based on an original screenplay developed by Avenue Pictures. The Road to Graceland is now in post-production and scheduled for release in early 1998.

                  Avenue Pictures is in the business of producing feature films, television films, and series for television. As set forth in greater detail below, Avenue Pictures is currently active in developing and producing projects in each of its three areas of activity.

         Business Approach

                  As an  independent  producer of feature  films and  television programming,  Avenue  Pictures  does not  have  sufficient  capital  to independently finance its own productions. Accordingly, most of its financial resources are devoted to financing development activities which include the acquisition of underlying literary works such as books, plays, or newspaper articles and commissioning of screenplays based upon such underlying literary works. A key element in the success of the development process is Mr. Brokaw's reputation in the entertainment business and his access to and relationships with creative talent.

                  It is the ability to identify and develop attractive properties which is instrumental to the success of independent producers such as Avenue Pictures. In particular, the feature film industry relies heavily on independent producers to identify projects which are then developed further or produced and distributed by the major studios. Independent producers serve a similar function in the television industry. Avenue Pictures employs a flexible strategy in developing its motion picture and film properties. Wherever possible, it employs its own capital and financial resources in developing a project to the point where it is ready to go into production.
         Typically, this means putting together a "package" which consists of the underlying property, a script that is ready for production, and key talent, including a director and principal cast. The benefit of developing a project to this advanced stage is that Avenue Pictures will have maximum leverage in negotiating production and financing arrangements with a distributor. Nevertheless, there are occasions when Avenue Pictures benefits from the financial assistance of a studio at an earlier stage. These occasions may be necessary as a result of lengthy development of a script, the desirability of commissioning a script by a highly paid writer, the acquisition of an expensive underlying work, or a significant financial commitment to a director or star. Moreover, when developing a property for series television, it is almost essential to involve a network at an earlier stage inasmuch as development and production of a television series requires a much larger financial commitment than production of a television movie.

                  In addition to the development and production strategies described above, Avenue Pictures also considers various production financing alternatives which are available whereby commitments from various end users such as independent domestic distributors, foreign distributors, cable networks, and video distributors can be combined to finance a project without a major studio financial commitment. Set forth below are Avenue Pictures's current projects in the feature film, made-for-television, and series television categories, including a brief description of the financial arrangements which pertain to each type of production.

         Feature Films

                  Currently, Mr. Brokaw serves as the producer or executive producer of all Avenue Pictures films with overall responsibility for their development, financing, and production arrangements. Avenue Pictures is paid a producing fee for both the services of Mr. Brokaw and for Avenue Pictures's services in connection with the development and production of each feature film, in addition to a negotiated profit participation. The nature of the profit participation is a function of Mr. Brokaw's standing as a producer and Avenue Pictures's relative bargaining position with respect to each project. As set forth above, Avenue Pictures's bargaining position is enhanced by the development and "packaging" of a project to the fullest possible extent before seeking the financial assistance of a studio or distributor.

                  Current feature film projects for Avenue Pictures include the following titles: The Road to Graceland, Angels in America, The Moviegoer, Paying Up, and The Diviners.

                  Filming started on The Road to Graceland, an original screenplay developed by Avenue Pictures, directed by David Winkler and starring Harvey Keitel, Johnathan Schaech, and Bridget Fonda, in March of 1997 and was completed in May 1997 and is now in post-production. The $11 million film has been fully financed by Largo Entertainment Corp., a wholly owned subsidiary of JVC Entertainment, Inc. ("Largo"). Largo currently plans to distribute the film in foreign markets by licensing the rights to most major territories and through a network of sales representatives in other territories. In the domestic market, principally the United States and Canada, Largo will likely license the film through a major distributor. After Largo receives a distribution fee for its services and recoups its expenses and investment in the film plus interest, Avenue Pictures will receive a profit participation of approximately 50% out of which all third party participants must be paid.

                  Avenue Pictures will produce the film Angels in America, based on the Pulitzer Prize and Tony Award winning play by Tony Kushner. Director P.J. Hogan of Muriel's Wedding and My Best Friend's Wedding, starring Julia Roberts, has agreed to direct the picture. Several major actors, including Al Pacino and Meryl Streep, have agreed to star in the motion picture. Developed at New Line Cinema, Avenue is now negotiating with several studios with respect to financing of the film. Avenue Pictures hopes to start filming in mid 1998.

                  Tri-Star Pictures has financed the development of a film based upon the Walker Percy novel, The Moviegoer. Actor Julia Roberts is contractually committed to the film subject to approval of the final script and choice of director. Terence Malik, director of Badlands, Days of Heaven, and the upcoming The Thin Red Line, has written the screenplay and will likely direct. Tri-Star has placed this project in turnaround and Avenue is in discussions with several other studios to finance the film.

                  Paying Up is an original screenplay currently in development at Paramount Pictures. Michael Hoffman, the director of Restoration and One Fine Day, has agreed to direct the picture. The script for the movie, written by Nora Ephron, Beth Henley, Wendy Wasserstein, Jon Robin Baitz, Terrence McNally, and Richard Greenberg, is presently being rewritten. The screenplay was conceived with multiple writers collaborating on six stories interwoven in a unique fashion so that each writer contributes a story. Provided that development of the project progresses satisfactorily, Avenue Pictures anticipates that the film could begin production in late 1998.

                  Woody Harrelson and Liv Tyler are both in negotiations with Avenue Pictures to star in The Diviners. The Diviners is based on a play by Jim Leonard, Jr. who also wrote the screenplay. Avenue Pictures has an option to acquire the screenplay and is in the process of securing financing for the film. Avenue Pictures anticipates commencing filming in August 1998.

                  Dimension Pictures/Miramax Films have recently agreed to finance the development of JINX and AKA Goldfish, based on the acclaimed underground comic book by Brian Michael Bendis.

                  Although Avenue Pictures continues to pursue vigorously the development and/or production of these projects, there can be no assurance that each project will be produced within the indicated time frame and budget due to the contingencies of securing talent, financing, and distribution.

                  In addition to these projects, Avenue Pictures is currently developing approximately twelve additional projects. However, no assurance can be given as to when or if any of these projects will be completed.

         Made-for-Television/Cable Movies

                  Avenue Pictures has also successfully produced made-for-television movies and movies for cable television. Movies produced for television include: In The Eyes of a Stranger, which aired on CBS in the spring of 1992, See Jane Run, based on the best-selling novel by Joy Fielding, starring Joanna Kerns (ABC) which aired in January 1995 and was rebroadcast on ABC on June 15, 1997, and A Stranger in Town, an adaptation of R.T. Marcus's play starring Jean Smart and Gregory Hines, which aired on CBS in March of 1996. More recently, Avenue Pictures produced The Almost Perfect Bank Robbery starring Brooke Shields and Dylan Walsh for CBS, Two Mothers for Zachary for ABC starring Valerie Bertinelli and Vanessa Redgrave, and Tell Me No Secrets starring Lori Loughlin and Bruce Greenwood which aired on ABC in January 1997.

                  For cable television, Avenue Pictures produced Amelia Earhart:
         The Final Flight for Turner Network Television, starring Diane Keaton, Rutger Hauer, and Bruce Dern, and directed by Yves Simoneau which aired in June 1994. Avenue Pictures also completed the production of Path To

         Paradise: The Untold Story of the World Trade Center Bombing for HBO, which stars Peter Gallagher, Marcia Gray Hardin, and Art Malik and is directed by Leslie Libman and Larry Williams. Path to Paradise aired on June 14, 1997.

                  Typically, the domestic broadcaster of a made-for-television movie pays a license fee which entitles it to a limited number of airings of the movie over a designated period of time (generally 2-5 years). The initial network/cable license fees generally range from $2.5 -$3.5 million dependent upon the broadcaster and the nature and content of the programming. Producers such as Avenue Pictures have historically been required to expend production costs in excess of the initial domestic network/cable broadcast license fee. The practice of incurring production costs in excess of the initial domestic network/cable broadcast license fee is generally referred to as "deficit financing." This deficit financing is generally recovered through sales of the made-for-television movie in media and territories other than domestic network/cable broadcasting, such as international free television, domestic syndication (post initial broadcast license), domestic and international pay television, and domestic and international home video. Unlike many television producers who must seek licensing arrangements on a project-by-project basis to cover its deficit financing, Avenue Pictures had entered into an output agreement with RHI Entertainment, Inc., a distribution company which is a wholly owned subsidiary of Hallmark. As a result, Avenue Pictures has had the ability to assemble financing more easily and can move forward more efficiently with its television projects. Avenue Pictures retains 100% ownership in its made-for-television movies subject to the rights licensed to the initial domestic network/cable broadcaster and Hallmark.

                  As indicated above, pursuant to the Hallmark distribution agreement, Avenue Pictures had granted to Hallmark the right to license Avenue Pictures movies (i) internationally and (ii) in the domestic market subsequent to the initial network license period. The Hallmark agreement pertains to typical network movies of the week, i.e. movies shown on ABC, CBS, or NBC, of two hour length, with license fees no less than $2.5 million. Hallmark was required to pay a predetermined advance against its distribution rights for all such movies. Avenue Pictures was not required to supply to Hallmark movies which it does not fully own and control.

                  The agreement  with Hallmark  expired in October 1997.  Avenue
         Pictures is currently negotiating a new distribution agreement with another well established distributor of long-form television programming. There can be no assurance that Avenue Pictures will be able to obtain such an arrangement or as to the terms of any such agreement which may be reached.


                  The Hallmark agreement did not cover television movies which Mr. Brokaw or other Avenue Pictures executives produce pursuant to "for hire" arrangements with programmers. In such producer-for-hire arrangements, Mr. Brokaw and Avenue Pictures do not have financing responsibility or ownership for the films. Mr. Brokaw receives a substantial producer's fee for such services. Mr. Brokaw has provided services to HBO as a producer-for-hire on Path to Paradise. Mr. Brokaw has also been asked to executive produce Drugs, Inc.: Sympathy for the Devil, a two hour movie about the infamous drug lord Pablo Escobar for HBO. Sympathy for the Devil, which is still in the development stage, is expected to begin principal photography in early 1998.


                  Avenue Pictures has approximately fifteen television movies in development, including Don't Cry Now (ABC), based on Joy Fielding's best selling novel, and Spree, The Andrew Cunanan Story (ABC). Although Avenue Pictures is actively pursuing these projects, there can be no assurance that each or any project will be produced due to Avenue Pictures's reliance upon the network and cable programmers who must approve and order the films in order to provide adequate financing.

         Series Television

                  Currently, Avenue Pictures is in preproduction on one television series. In conjunction with New Line Television, Avenue Pictures has developed and produced a one-hour pilot for a television series based upon the movie, The Player, for which Mr. Brokaw serves as Executive Producer. ABC has financed the pilot with New Line Television. The pilot was delivered to ABC in late May 1997. ABC has declined to produce a series based on the pilot. However, New Line Television is currently negotiating with another network interested in producing the series.

                  Avenue Pictures is also working on two other television series which are in the developmental stage, including Street Life written by Joseph Cacaci, which is a one hour series being developed with Warner Brothers Television.

         Competition

                  The motion picture industry is extremely competitive. The competition comes from both companies within the same business and companies in other entertainment media which create alternative forms of leisure entertainment. Avenue Pictures competes with several "major" film studios which are dominant in the motion picture industry, as well as with numerous independent motion picture and television production companies, television networks, and pay television systems for the acquisition of literary properties, the services of performing artists, directors, producers, and other creative and technical personnel, and production financing. Many of the organizations with which Avenue Pictures competes have significantly greater financial and other resources than does Avenue Pictures. In addition, Avenue Pictures's films compete for audience acceptance with motion pictures produced and distributed by other companies. As a result, the success of Avenue Pictures's production is also heavily dependent on public taste, which is both unpredictable and susceptible to change without warning.

                  A limited number of independent production companies are as actively involved in the production of both feature films and television movies. The management of Avenue Pictures believes that its established track record of high quality, critically acclaimed films attracts some of the best writing, directing, and acting talent in the industry. In addition, Mr. Brokaw's years of experience in the business and strong reputation further enhance the competitive edge of Avenue Pictures.

         Major Customers

                  Avenue Pictures's revenue has historically been derived from the production of a relatively small number of programs. Given this fact, the limited number of outlets for the Avenue Pictures productions, and the individually significant license fees generated from certain of its sales, certain customers have historically accounted for a significant portion of Avenue Pictures's revenue. Avenue Pictures derived approximately 69% and 25% of its total revenue from Hallmark and Largo, respectively, for the six months ended June 30, 1997 and 78% and 16% of its total revenue from ABC and Hallmark, respectively, for the year ended December 31, 1996 and 64% and 17% of its total revenue from Hearst Entertainment Productions and Miramax, respectively, for the year ended December 31, 1995.

         Employees

                  Avenue Pictures has nine full time employees and two part time employees.

         Wombat

                  Wombat was formed in March 1997 to acquire all of the assets of the Wombat Division of CineMasters, founded in 1969 by Gene Feldman and his wife, Suzette St. John Feldman. Historically, Wombat's primary focus has been the production of one hour motion picture profiles of Hollywood's biggest stars which are aired by the major cable networks. Gene Feldman and Suzette St. John Feldman have produced films together for over twenty years.

                  The following titles, produced since 1982, are included in the Wombat program library:

                                  Program Library- The Hollywood Collection

"Hollywood's Children"                    "Clint Eastwood: The Man From Malpaso"
"The Horror Of It All"                    "Audrey Hepburn Remembered . . ."
"Ingrid"                                  "Mae West...And The Men Who Knew Her"
"Marilyn Monroe: Beyond The Legend"       "The Story Of Lassie"
"Steve McQueen: Man On the Edge"          "Charlton Heston:  For All Seasons"
"Grace Kelly: The American Princess"      "Roger Moore:  A Matter of Class"
"Cary Grant: The Leading Man"             "Yul Brynner:  The Man Who Was King"
"Gregory Peck: His Own Man"               "Ingrid Bergman Remembered"
"William Holden: The Golden Boy"          "Burt Lancaster:  Daring To Reach"
"Vivien Leigh: Scarlett And Beyond"*      "Jack Lemmon:  America's Everyman"
"Anthony Quinn: An Original"              "Joan Crawford:  Always The Star"
"Robert Mitchum: The Reluctant Star"      "Fred MacMurray:  The Guy Next Door"
"Michael Caine: Breaking The Mold"        "Intimate Portrait: Shirley MacLaine"
"Shirley Temple: America's Little Darling""Barbara Stanwyck:  Straight Down the
"Walter Matthau: Diamond in the Rough"    "Line"
                                          "Gary Cooper:  The Face of a Hero"**

 *        Turner  Broadcasting  System  owns the  copyright  on "Vivien  Leigh:
          Scarlett  and  Beyond."  All other copyrights are owned by Wombat.
 **       Expected to be delivered October 9, 1997.


          Wombat  has   recently   completed   the  last  two   one-hour
         documentaries under the agreement with A&E. Walter Matthau: Diamond in the Rough was delivered on May 23, 1997, and Gary Cooper: The Face of a Hero was delivered on October 10, 1997. Wombat is currently in pre-production on two new programs, one on Alan Ladd and the other on Isabella Rossellini, which Wombat is self-financing. To date, Gene Feldman and Suzette St. John Feldman have produced 30 film star biographies. Among their awards was a Cable Ace award for a film on Robert Mitchum and an Emmy nomination for a program on Audrey Hepburn.


                  The process of preparing a biography generally takes four months from start to finish. In preparing the biography, Wombat uses interview materials, film clips, public domain films, trailers, still photos, archival materials, and newsreels. Wombat conducts interviews with the subject of the biography, if he or she is still alive, and various family members, friends, and associates of the individual. Additional research on the figures involves the gathering and reading of any publicly available information, including biographical and autobiographical materials and interviews with biographers. Generally, all interviewees sign releases and participate willingly in the compilation of materials for the biography at no cost to Wombat.

         Gene Feldman and his wife, Suzette St. John Feldman, do all research on the figures as well as produce, write, and direct the biographies. In addition, Wombat employs a staff cameraperson/ editor and an associate producer. Budgets for the films range from $200,000 to $250,000 per film. Once the film is completed, Wombat submits the film to the principal licensee for its content and technical approval.

         Production Arrangements

                  A&E: Pursuant to an Agreement, dated as of December 5, 1994 and amended as of June 27, 1995 and as of October 1, 1996, A&E commissioned the production of seven one-hour motion picture profiles by Wombat, all of which have now been completed. A&E paid an advance on each program for which it received an exclusive five-year exhibition period per program in the United States and its territories and possessions and, in the English language only, Canada, Mexico, Central America, and the Caribbean. In addition, A&E had two successive options, each to order up to five additional programs. A&E exercised its first option for three additional programs, for which Wombat received increased advances. A&E has determined not to exercise additional options. A&E also has two successive options to extend the exhibition periods of their ordered programs for an additional payment. To date, A&E has not exercised any of its extension options.

                  HBO: Pursuant to a Production and License Agreement, dated as of November 17, 1989, Wombat agreed to produce and deliver to HBO four one-hour motion picture biographical profiles depicting the lives of Clint Eastwood, Robert Mitchum, Michael Caine, and Anthony Quinn for a significant license fee per program. As consideration for such license fee, HBO was granted the exclusive perpetual right to distribute each program, without limitation, throughout the United States and Canada and their respective territories, possessions, and commonwealths (collectively, the "HBO Territory"). Wombat may distribute such films outside of the HBO Territory at any time after the first exhibition by HBO. To the extent that HBO distributes any program by means of any program service other than an HBO programming service, Wombat shall be entitled to receive 20% of the net revenues (net of HBO's 35% distribution fee) derived from such distribution after HBO has recouped $75,000 from the distribution of each program.

                  Lifetime: Pursuant to an Agreement, dated as of March 26, 1996, Lifetime commissioned the production of, and agreed to license from Wombat the exclusive right to telecast and exhibit, the television program titled "Intimate Portrait: Shirley MacLaine" for a production and license fee. As consideration for such production and license fee, Lifetime was granted exclusive basic cable telecast rights in the program for a period of five years from the date of Lifetime's initial telecast of each program in the United States, its territories and possessions, Bermuda, the Bahamas, and the Caribbean Islands. In addition, Lifetime has two exclusive irrevocable options to extend the exclusivity period for an additional two years for an additional fee. To the extent that Wombat distributes the program as permitted by the Agreement, Wombat shall be entitled to retain the first $50,000 of proceeds and thereafter, a majority of the gross revenues.

                  PBS:  Pursuant to a  Production  and  Distribution  Agreement,
         dated as of June 3, 1993, Wombat agreed to produce and deliver to Public Broadcasting Service ("PBS") the one-hour motion picture entitled "Audrey Hepburn Remembered" for a license fee. As consideration for such license fee, PBS was granted the exclusive right to distribute and broadcast the program via public television stations throughout the United States and its territories and possessions (collectively, the "License Area"). The rights granted to PBS consist of six public television releases during the thirty-seven month period commencing August 1, 1993 (the "License Term"). PBS has rights of first negotiation and last refusal with respect to the sale or license of any broadcast or cablecast rights in the program in the License Area for any period commencing within three years after the expiration of the License Term. Wombat shares with PBS any net revenues received from ancillary sales of the program and program elements.

                  In addition to production arrangements such as those described above, Wombat intends to build its library of programs, which are purchased on a continuing basis for television broadcasts around the world, as well as through cable outlets in the United States. Wombat therefore intends to continue to produce programs, even if deficit financing is required, in which Wombat will retain complete or principal ownership, as well as programs for clients who finance and own all or most of a production.

         Distribution Arrangements

                  Pursuant  to  a  Distribution   Agreement  (the  "Distribution
         Agreement"), dated July 1, 1995 and amended on April 28, 1996, between Wombat and Janson, Janson was granted the sole and exclusive right, subject to the production arrangements described above, to license substantially all of the Wombat film library for all forms of television and video worldwide for a period of ten years, subject to automatic renewals in three year increments. In consideration of Janson's services under the Distribution Agreement, Janson is entitled to retain a distribution fee, ranging from 25% to 40%, depending upon whether such distribution is via domestic television network, syndication, international television, or home video, of the gross receipts derived from the licensing of each program.

                  In addition, Janson is reimbursed for certain distribution expenses out of gross receipts. The remaining balance is remitted to Wombat as its licensor royalty. See "Certain Relationships and Related Transactions."

         Competition

                  Wombat was one of the first production companies specializing in the distribution of profiles of movie stars and has since established itself as a market leader. Competitors include independent production companies and subsidiaries of major studios. Although some of the Wombat competitors have the advantage of being affiliated with established studios, and, as such, have greater financial resources, Wombat has developed a reputation in the industry for producing quality biographies with a personal touch.

         Major Customers

                  Wombat has in the past substantially relied upon the financial commitments of A&E and other United States television and cable companies to fund the production of its programs and upon Janson for the worldwide distribution of its programs. Wombat derived approximately 37%, 41%, 12%, and 13% of its total revenues from A&E for the six months ended June 30, 1997 and for the five months ended December 31, 1996 and the years ended July 31, 1996 and July 31, 1995, respectively. In addition, Wombat derived approximately 63%, 32%, 40%, and 27% of its total revenues from Janson for the six months ended June 30, 1997 and for the five months ended December 31, 1996 and the years ended July 31, 1996 and July 31, 1995, respectively.

         Employees

                  Wombat has four full time employees and one part time employee.


         Business Strategy

                  The Company's primary goal is significant and sustained growth through an increased level of development and production activity in both motion pictures and television. Future revenues and profitability will depend on the Company's ability to successfully develop and finance viable film and television properties.

                  To achieve this goal, Avenue Pictures will expand its development and production staff. The Company will also increase its level of development expenditure to secure a greater number of exploitable film properties.

                  In order to increase its production activity in cable and long form television, the Company will form exclusive arrangements with other established independent producers to work within Avenue Television's aegis. Such relationships will allow the Company to significantly increase its production activity and to more fully capitalize on its favorable distribution relationships. The Company recently hired an individual to spearhead its television division with responsibility for TV production and an additional focus on miniseries and "event television."

                  In series television, the Company will continue to explore development and production opportunities based on its film properties, television properties, and writer relationships without committing significant financial resources to this area of its business.

                  Wombat will continue to produce its film biographies and increase its level of production by bringing in additional producers to satisfy the demand of the upcoming biography channel. Also, A&E is interested in dramatized biographical films, including some of Wombat's previously profiled subjects. With budgets in the $3 million range, such films could significantly broaden Wombat's production range and potential growth without any increase in financial risk. The expanding international marketplace, as well as the enhanced brand awareness of the Avenue Pictures/Wombat label, should expand the market and potential licensing revenue for the Wombat library. However, no assurance can be given that additional production talent will be available when needed by the Company. Further, no assurance can be given that additional funding, whether from financial markets or collaborative or other arrangements with corporate partners or from other sources, will be available when needed or on terms acceptable to the Company.

         International Sales & Distribution

                  As the global market for entertainment programming continues to expand, the Company foresees real opportunity in developing an international sales division. With a relatively modest increase in operating costs, the Company believes it can dramatically increase both revenues and the control of its product overseas. With its own sales organization the Company can optimize revenues from programming both produced and acquired by the Company. The practice of pre-selling films internationally significantly reduces financial risk and increases both the cash flow and ability to finance this area of the Company's business activity. Direct involvement in international sales also provides favorable opportunities in the areas of co-production and co-financing which can further benefit the Company. No assurance can be given that such co-production and co-financing opportunities will be available to the Company.

                  The Company is committed to the development and production of high quality entertainment programming which it believes has enduring value in all media. In addition to increasing its level of development and production activity, the Company intends to actively explore the creation of an international sales division as a further means by which its revenues can be increased and its operating base broadened. No assurance can be given that Company funds will be available to create and develop an international sales division.

         The Motion Picture Industry

         General

                  The  motion  picture   industry   consists  of  two  principal
         activities: production, which involves the development, financing, and production of motion pictures; and distribution, which involves the promotion and exploitation of feature-length motion pictures in a variety of media, including theatrical exhibition, home video, television, and other ancillary markets, both domestically and internationally. The United States motion picture industry is dominated by the "major" studios, including The Walt Disney Company, Paramount Pictures, Warner Brothers, Universal Pictures, Twentieth Century Fox, Columbia/Tri-Star Pictures, and MGM/UA. The major studios are typically parts of large diversified corporations that have strong relationships with creative talent, exhibitors, and others involved in the entertainment industry and whose non-motion picture operations provide a stable source of earnings and cash flow which offset the variations in the financial performance of their new motion picture releases and other aspects of their motion picture operations. The major studios have historically produced and distributed the vast majority of high grossing theatrical motion pictures released annually in the United States.

         Independent Film

                  At the same time that films released by the major studios have become more expensive, currently with average budgets exceeding $40 million (as reported by the Motion Picture Association of America ("MPAA")), low budget "independent films" have successfully entered the market. Typically, such films are more character driven than plot driven and originally they lacked major stars. Miramax, originally an independent distributor (now owned by Disney), broke ground in this area with films like "My Left Foot" and "The Piano."

                  Over the last several years there have been other notable "independent-type" films such as "Four Weddings and A Funeral", "Pulp Fiction", and "The Crow." Indeed, given the relatively small financial risk of producing and releasing such films, all of the major studios have started or are studying the feasibility of production and distribution units focusing on smaller, independent-type films. The nominees for the 1996 Academy Awards illustrate the growing importance of such films with four(1) out of the five nominees for Best Picture considered to be "independent" films. The four films have been

         --------------
         (1) The films nominated for Best Picture were "Jerry Maguire" (Tri-Star), "The English Patient" (Miramax), "Shine" (FineLine), "Fargo" (Gramercy), and "Secrets and Lies" (October). released by the four leading distributors of such films, Miramax, Fine Line, October, and Gramercy. They were, with the exception of Miramax's "The English Patient", all produced at budgets far below studio averages and without major stars.

                  The growth of this product and market segment should provide opportunities for Avenue Pictures which is one of the pioneers in this area.


         Motion Picture Production and Financing

                  The production of a motion picture begins with the screenplay adaptation of a popular novel or other literary work acquired by the producer or the development of an original screenplay having its genesis in a story line or scenario conceived or acquired by the producer. In the development phase, the producer typically seeks production financing and tentative commitments from a director, the principal cast members and other creative personnel. A proposed production schedule and budget are also prepared during this phase.

                  Upon   completing  the  screenplay  and  arranging   financing
         commitments, pre-production of the motion picture begins. In this phase, the producer engages creative personnel to the extent not previously committed; finalizes the filming schedule and production budget; obtains insurance and secures completion guaranties, if necessary; establishes filming locations and secures any necessary studio facilities and stages; and prepares for the start of actual filming. Principal photography (the actual filming of the screenplay) generally extends from seven to twelve weeks, depending upon such factors as budget, location, weather, and complications inherent to the screenplay.

                  Following completion of principal photography in what is typically referred to as post-production, the motion picture is edited; opticals, dialogue, music, and any special effects are added; and voice, effects, and music sound tracks and pictures are synchronized. This results in the production of a fully edited negative from which release prints of the motion picture are made.

                  Production costs consist of acquiring or developing the screenplay, film studio rental, principal photography, post-production, and the compensation of creative and other production personnel. Distribution expenses, which consist primarily of the costs of advertising and preparing release prints, are not included in direct production costs and vary widely depending on the extent of the release and promotional markets. Average studio budgets currently exceed $30 million. Average independents are far lower and are often less than $10 million. The major studios generally fund production costs from cash flow generated by motion picture and related activities or, in some cases, from unrelated businesses or through off-balance sheet methods. Substantial overhead costs, consisting largely of salaries and related costs of the production staff and physical facilities maintained by the major studios, also must be funded. Independent production companies generally avoid incurring overhead costs as substantial as those incurred by the major studios by hiring creative and other production personnel and retaining the other elements required for pre-production, principal photography, and post-production activities on a picture-by-picture basis. Sources of funds for independent production companies include bank loans, "pre-licensing" of distribution rights, equity offerings, and joint ventures. Independent production companies generally attempt to obtain all or a substantial portion of their financing of a motion picture prior to commencement of principal photography, at which point substantial production costs begin to be incurred and require payment.

                  "Pre-licensing" of film rights is often used by independent film companies to finance all or a portion of the direct production costs of a motion picture. By "pre-licensing" film rights, a producer obtains amounts from third parties in return for granting such parties a license to exploit the completed motion picture in various markets and media. Production companies with distribution divisions may retain the right to distribute the completed motion picture either domestically or in one or more international markets. Other production companies may separately license theatrical, home video, television and all other distribution rights among several licensees.

                  In connection with the production and distribution of a motion picture, major studios and independent production companies generally grant contractual rights to actors, directors, screenwriters, owners of rights, and other creative and financial contributors to share in revenues or net profits (as defined in their respective agreements) from a particular motion picture. Except for the most sought-after talent, these third-party participants are generally payable after all distribution fees, marketing expenses, direct production costs, and financing costs are recouped in full.

                  Major studios and independent film companies typically incur obligations to pay residuals to various guilds and unions including the Screen Actors Guild, the Directors Guild of America, and the Writers Guild of America. Residuals are obligations arising from the exploitation of a motion picture in markets other than the primary intended market for such picture. Residuals are primarily calculated as a percentage of the gross revenues derived from the exploitation of the picture in these secondary markets. The guilds and unions typically obtain a security interest in all rights of the producer in the motion picture which is usually subordinate to the financier of the motion picture, and the completion bond company if any. The producer may transfer the residual obligation to a distributor if the distributor executes the appropriate guild assumption agreement.

         Motion Picture Distribution

                  General. Distribution of a motion picture involves domestic and international licensing of the picture for (a) theatrical exhibition, (b) non-theatrical exhibition, which includes airlines, hotels and armed forces facilities, (c) videocassettes and video discs,
         (d) television, including pay-per-view, pay, network, syndication or basic cable, and (e) marketing of the other rights in the picture and underlying literary property, which may include books, merchandising, and soundtrack albums. In recent years, revenues from the licensing of rights to distribute motion pictures in secondary (i.e., other than domestic theatrical) markets, particularly home video and international theatrical pay and free television, have increased significantly.

                  The distributor typically acquires rights from the producer to distribute a motion picture in one or more markets and/or media. For its distribution rights, the distributor generally agrees to pay to the producer a certain minimum advance or guarantee upon the delivery of the completed motion picture, which amount is to be recouped by the distributor out of revenues generated from the distribution of the motion picture in particular media or territories. After the distributor's distribution fee is deducted from the gross receipt of the picture, the distributor recoups the amount advanced (if any) plus its distribution costs.

                  Motion pictures may continue to play in theaters for up to six months following their initial release. Concurrently with their release in the United States, motion pictures generally are released in Canada and may also be released in one or more other international markets. A motion picture is typically available for distribution during its initial distribution cycle as follows:

                                           Months After Initial      Approximate
                    Marketplace            Domestic Theatrical         Release
                                                  Release              Period
                    -----------            ------------------        ----------
 Domestic theatrical                              ----               4-6 months
 International theatrical                         ----              6-12 months
 Domestic home video (initial release)          4-6 months             6 months
 Domestic pay-per-view                          6-9 months             2 months
 International Video (initial release)         6-12 months          6-12 months
 Domestic pay television                      12-15 months            18 months
 International television (pay or free)       18-24 months         12-36 months
 Domestic free television*                    30-33 months           1-5 years
----------------------
         * Includes network, barter syndication, syndication, and basic cable.

                  A substantial portion of a film's ultimate revenues are generated in a film's initial distribution cycle (generally the first five years after the film's initial domestic theatrical release). Commercially successful motion pictures, however, may continue to generate revenues after the film's initial distribution cycle from the relicensing of distribution rights in certain media, including television and home video, and from the licensing of distribution rights with respect to new media and technologies.

                  Theatrical. The theatrical distribution of a motion picture involves the licensing and booking of the motion picture to theatrical exhibitors, the promotion of the picture through advertising and publicity campaigns, and the manufacture of release prints from the film negative. The size and success of the promotional advertising campaign can materially affect the financial performance of the film. Moreover, as the vast majority of these costs (primarily advertising costs) are incurred prior to the first weekend of the film's domestic theatrical release, there is not necessarily a correlation between these costs and the film's ultimate box office performance. In addition, the ability to distribute a picture during peak exhibition seasons, including the summer months and the Christmas holidays, may affect the theatrical success of the picture.

                  The distributor and theatrical exhibitor generally enter into license agreements providing for the exhibitor's payment to the distributor of a percentage of box office receipts after deducting the exhibitor's overhead or a flat working amount. The percentage generally ranges from 45-60% and may change for each week the film plays in a specific theatre, depending on the success of the picture at the box office and other factors. The balance ("gross film rentals") is remitted to the distributor. The distributor then retains a distribution fee from the gross film rentals and recoups the costs of distributing the film, which consist primarily of advertising, marketing, and production cost, and the cost of manufacturing release prints. The balance of film rentals, if any, after recouping any advance or minimum guarantee previously paid to producer and interest thereon is then paid to the producer based on a predetermined split between the producer and distributor.

                  Home Video. A motion picture  typically  becomes available for videocassette distribution within four to six months after its initial domestic theatrical release. Home video distribution consists of the promotion and sale of videocassettes to local, regional and national video retailers which rent or sell videocassettes to consumers primarily for home viewing. The market for videocassettes for home use has expanded rapidly over the past ten years, although the rate of growth in this market has slowed in recent years. Most films are initially made available in videocassette form at a wholesale price of $55 to $60 and are sold at that price primarily to video rental stores, which rent the cassettes to consumers. Owners of films generally do not share in rental income. Following the initial marketing period, selected films are remarketed at a wholesale price of $10 to $15 or less for sale to consumers. These "sell-through" arrangements are used most often with films that will appeal to a broad marketplace or to children. Some films are initially offered at a price designed for sell-through rather than rental when it is believed that the ownership demand by consumers will result in a sufficient level of sales to justify the reduced margin on each cassette sold. Home video arrangements in international territories are similar to those in domestic territories except that the wholesale prices may differ.

                  Television. Television rights are generally licensed first to pay-per-view for an exhibition period within six to nine months following initial domestic theatrical release, then to pay television approximately twelve to fifteen months after initial domestic theatrical release, thereafter in certain cases to free television for an exhibition period, and then to pay television again. These films are then syndicated to either independent stations or basic cable outlets. Pay-per-view television allows subscribers to pay for individual programs, including recently released movies and live sporting, music and other events on a per use basis. Pay television allows cable television subscribers to view such services as HBO/Cinemax, Showtime/The Movie Channel, Starz, or Encore Media Services offered by their cable system operators for a monthly subscription fee. Since groups of motion pictures are typically packaged and licensed for exhibition on television over a period of time, revenues from these television licensing "packages" may be received over a period that extends beyond five years from the initial domestic theatrical release of a particular film. Motion pictures are also "packaged" and licensed for television broadcast in international markets.

                  Non-Theatrical and Other Rights. Films may be licensed for use by airlines, schools, public libraries, community groups, the military, correctional facilities, ships at sea, and others. Musical compositions contained in a film which have been commissioned for that film may be licensed for sound recording, public performances, and sheet music publication. A soundtrack album may be released including music contained in a film. Rights in motion pictures may be licensed to merchandisers for the manufacturer of products such as video games, toys, T-shirts, posters, and other merchandise. Rights may also be licensed to create novelizations of the screenplay and other related book publications.

                  International Markets. Motion picture distributors and producers derive revenue from international markets in the same media as domestic markets. The growth of foreign revenues has been dramatic, now accounting for more than 50% of the total revenues of many films. The increase in revenues is currently being driven primarily from the growth of television abroad. The increase in foreign television values and foreign revenues is likely to continue. Although the increased level of foreign values affects the revenues of most films, the effect is not uniform. Action films and films with major stars benefit most from foreign revenues; films with uniquely American themes with unknown actors benefit the least.

         Regulation

                  Distribution rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries, which laws provide substantial civil and criminal sanctions for unauthorized duplication and exhibition of motion pictures. Motion pictures, musical works, sound recordings, art work, still photography, and motion picture properties are separate works subject to copyright under most copyright laws, including the United States Copyright Act of 1976, as amended. The Company plans to take appropriate and reasonable measures to secure, protect, and maintain or obtain agreements to secure, protect, and maintain copyright protection for all Company pictures under the laws of applicable jurisdictions. Motion picture piracy is an industry-wide problem. The MPAA operates a piracy hotline and investigates all reports of such piracy. Depending upon the results of such investigations, appropriate legal action may be brought by the owner of the rights. Depending upon the extent of the piracy, the Federal Bureau of Investigation may assist in these investigations and related criminal prosecutions.

                  Motion picture piracy is an international as well as a domestic problem. Motion picture piracy is extensive in many parts of the world, including South America, Asia (including Korea, China, and Taiwan), the countries of the former Soviet Union, and other former

         Eastern bloc countries. In addition to the MPAA, the Motion Picture Export Association, the American Film Marketing Association, and the American Film Export Association monitor the progress and efforts made by various countries to limit or prevent piracy. In the past, these various trade associations have enacted voluntary embargoes of motion picture exports to certain countries in order to pressure the governments of those countries to become more aggressive in preventing motion picture piracy. In addition, the United States government has publicly considered trade sanctions against specific countries which do not prevent copyright infringement of United States produced motion pictures. There can be no assurance that voluntary industry embargoes or United States government trade sanctions will be enacted. If enacted, such actions could impact the amount of revenue that the Company realizes from the international exploitation of its motion pictures depending upon the countries subject to such action and the duration of such action. If not enacted or if other measures are not taken, the motion picture industry (including the Company) may continue to lose an indeterminate amount of revenues as a result of motion picture piracy.

                  The Code and Ratings Administration of the MPAA assigns ratings indicating age-group suitability for theatrical distribution of motion pictures. The Company has followed and will continue to follow the practice of submitting its pictures for such ratings.

                  United States television stations and networks, as well as foreign governments, impose additional restrictions on the content of motion pictures which may restrict in whole or in part theatrical or television exhibition in particular territories. Management's current policy is to produce motion pictures for which there will be no material restrictions on exhibition in any major territories or media. This policy often requires production of "cover" shots or different photography and recording of certain scenes for insertion in versions of a motion picture exhibited on television or theatrically in certain territories.

                  There can be no assurance that current and future restrictions on the content of the Company's pictures may not limit or affect the Company's ability to exhibit certain of its pictures in certain territories and media.

         Properties

                  The Company's philosophy on real estate investments is to lease required properties and invest in the development of film and television properties. The Company presently subleases for itself and Avenue Pictures on a month-to-month basis approximately 3,700 square feet of office space at its corporate headquarters at 11111 Santa Monica Boulevard, Suite 2110, Los Angeles, California 90025. The rent for such space is approximately $8,000 per month.

                  Wombat presently leases approximately 2,000 square feet of office space at 250 West 57th Street, Suite 2421, New York, New York, 10019 pursuant to a lease that expires on April 30, 1999. Wombat's rent for such space is approximately $5,000 per month.

                  Management   believes  the  properties  herein  described  are
         adequate to handle current and short term projected business.

         Legal Proceedings

                  The Company is not involved in any material legal proceedings.

                                   MANAGEMENT

         Directors and Executive Officers

                  The following table sets forth the directors and officers of the Company:

Name                       Age  Positions
Gene Feldman               70   Chairman of the Board, President of Wombat
Cary Brokaw                45   President, Chief Executive Officer and Director
Michael Feldman            29   Executive Vice President and Director
Suzette St. John Feldman   65   Secretary, Vice President of Wombat
Sheri L. Halfon            40   Senior Vice President, Chief Financial Officer,
                                and Director
Doug Rowan                 58   Director
James A. Janowitz          50   Director

                  Gene Feldman has served as Chairman of the Board of the Company and President of Wombat since their respective formations on March 7, 1997. Prior to the Reincorporation, Gene Feldman served as Chairman of the Board of CineMasters and President of the Wombat Division for more than the past five years. Gene Feldman is a Class III Director whose term expires at the 2000 annual meeting of the Company.

                  Cary Brokaw has served as President, Chief Executive Officer, and Director of the Company since its formation on March 7, 1997. Prior to the Reincorporation, Mr. Brokaw served as President, Chief Executive Officer, and Director of CineMasters from September 30, 1996 and Chairman and Chief Executive Officer of Avenue Pictures since its formation in 1991. Mr. Brokaw is a Class III Director whose term expires at the 2000 annual meeting of the Company.

                  Michael Feldman has served as Executive Vice President and Director of the Company since its formation on March 7, 1997. Prior to the Reincorporation, Michael Feldman had served as Executive Vice President and Director of CineMasters from September 30, 1996. Michael Feldman served as an officer of General Physics Corporation from 1991 to 1996 and has been a Director of International Business Development at National Patent since 1995. Michael Feldman is a Class II Director whose term expires at the 1999 annual meeting of the Company.

                  Suzette St. John Feldman has served as Secretary of the Company and Vice President of Wombat since their respective formations on March 7, 1997. Prior to the Reincorporation, Ms. Feldman served as Secretary of CineMasters and Vice President of the Wombat Division for more than the past five years.

                  Sheri L. Halfon has served as Senior Vice President, Chief Financial Officer, and Director of the Company since its formation on March 7, 1997. Prior to the Reincorporation, Ms. Halfon served as Senior Vice President, Chief Financial Officer, and Director of CineMasters from September 30, 1996 and Senior Vice President and Chief Financial Officer of Avenue Pictures since its formation in 1991. Ms. Halfon is a Class II Director whose term expires at the 1999 annual meeting of the Company.

                  Doug Rowan served as President and Chief Executive Officer of Corbis Corporation, a company which is building a library of digital images, from April 1994 to July 1997. Prior to his position at Corbis, Mr. Rowan served as Senior Vice President of Worldwide Customer Operations of Ungermann-Bass, Inc., a networking product company, from November 1993 to April 1994, and President of AXS, a software corporation for the new digital content industry, from April 1, 1991 through December 31, 1992. Mr. Rowan is a Class I Director whose term expires at the 1998 annual meeting of the Company.

                  James A. Janowitz has been a senior partner in the litigation department at Pryor, Cashman, Sherman & Flynn and head of its motion picture group for more than the past five years. Mr. Janowitz is a Class I Director whose term expires at the 1998 annual meeting of the Company.

                  Directors of the Company are divided into three classes. At each annual meeting of stockholders, directors are elected to succeed those directors whose terms expire and are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Under the Company's bylaws, the number of directors constituting the entire Board of Directors shall be fixed, from time to time, by the directors then in office, who may decrease or increase the number of directors by majority action without soliciting stockholder approval. The Company does not currently pay compensation to directors for service in that capacity.

         Executive Compensation

                  The following table sets forth the aggregate compensation paid or accrued to the Company's executive officers for services rendered in 1996, 1995, and 1994:

                           SUMMARY COMPENSATION TABLE


                                                          Long-Term Compensation
                                   Annual Compensation            Awards
                                                           Securities Underlying
Name and Principal Position  Year    Salary       Bonus         Options/SARs
 Cary Brokaw                 1996(1) 450,000        -0-          300,000(2)
   President & Chief
   Executive Officer
                             1995(1) 391,000        -0-             -0-
                             1994(1) 415,000        -0-             -0-

 Gene Feldman                1996    150,000        -0-             -0-
   Chairman of the Board,
   President of Wombat
                             1995    101,115      4,225          200,000(3)
                             1994     72,800        -0-             -0-



         ------------------

         1 Prior to completion of the Business Combination on September 30, 1996, Mr. Brokaw's compensation was paid directly by Avenue Pictures.

         2 Of the 300,000 stock options granted to Mr. Brokaw in 1996, only 60,000 are currently vested.

         3 Of the 200,000 stock options granted to Mr. Feldman in 1995, all are currently vested.

         Option Grants in 1996

                  The following table sets forth certain information concerning stock option grants during the year ended December 31, 1996 to the named executive officers pursuant to the 1997 Plan.


                     STOCK OPTION GRANTS IN LAST FISCAL YEAR


                              % of Total             Market Price
                Number of     Options                of Underlying
                Securities    Granted to  Exercise   Security on
                Underlying    Employees   Price      Date of
                Options       in Fiscal   ($ per     Grant ($ per    Expiration
  Name          Granted       Year        share)     share)          Date
   ----         -------        ----       ------    ------           ----
 Cary Brokaw     300,000        60%        $1.70    $2.00           9/30/06

        The following table sets forth information concerning the value of unexercised options as of December 31, 1996 held by the executives named in the Summary Compensation Table above. No options were exercised during 1996.

                                    FISCAL YEAR-END OPTION VALUES
                           Number of Securities
                          Underlying Unexercised
                            Options at Fiscal         Value of Unexercised
                                 Year End            In-the-Money Options at
                             Exercisable (E)/            Fiscal Year End
                            Unexercisable (U)            Exercisable (E)
      Name                                              Unexercisable (U)
      ----                                             -----------------
   Cary Brokaw                 60,000 (E)              $100,800 (E)
                              240,000 (U)              $403,200 (U)
   Gene Feldman               200,000 (E)              $612,000 (E)
 -----------------------

         1 Based upon a market price per share of Common Stock of $3.38, the price per share of Common Stock on December 31, 1996.

         The Avenue Entertainment Group, Inc. Stock Option and Long Term Incentive Compensation Plan

         Introduction and Purpose


                  Effective as of March 10, 1997, the Board of Directors of the Company adopted and CineMasters, as sole stockholder of the Company, approved, the 1997 Plan. Pursuant to the terms of the 1997 Plan, briefly summarized below, options to purchase shares of the Company's Common Stock are awarded to eligible executive officers, key employees, directors, and consultants of the Company and its two wholly-owned subsidiaries, Wombat and Avenue Pictures. The 1997 Plan enables the Company and its subsidiaries to attract, retain, and maximize the performance  of  executive  officers,  key  employees,  directors,  and consultants. A maximum of 1,750,000 shares of the Company's Common Stock (subject to adjustment) has been reserved for the issuance of awards under the 1997 Plan. In connection with the adoption of the 1997 Plan, the Company's prior stock option plan, the CineMasters 1995 Non-Qualified Stock Option Plan (the "Prior Plan"), was consolidated with the 1997 Plan, and outstanding options granted under the Prior Plan are now subject to the 1997 Plan.


                  Effective as of September 30, 1996, in connection with the Business Combination, (i) options to purchase an aggregate of 217,500 shares of the CineMasters Common Stock were granted to eligible persons, subject to stockholder approval of the Reincorporation, and
         (ii) options to purchase an aggregate of 282,500 shares of CineMasters Common Stock were granted under the Prior Plan. Such options were granted to, among others, the following persons, in the following amounts, and in the following manner: (i) Mr. Brokaw (300,000 shares of CineMasters Common Stock, of which 242,500 shares were available under the Prior Plan) and (ii) Mr. Michael Feldman (150,000 shares of CineMasters Common Stock, of which 30,000 shares were available under the Prior Plan). In addition, effective as of February 19, 1997, options to purchase an aggregate of 560,000 shares of CineMasters Common Stock were granted to eligible persons, subject to stockholder approval of the Reincorporation. Such options were granted to, among others, the following persons, in the following amounts: (i) Mr. Brokaw (100,000 shares of CineMasters Common Stock), (ii) Gene Feldman (75,000 shares of CineMasters Common Stock), (iii) Michael Feldman (75,000 shares of CineMasters Common Stock), and (iv) Sheri L. Halfon (75,000 shares of CineMasters Common Stock). In connection with the Reincorporation, options to purchase an aggregate of 1,351,500 shares of CineMasters Common Stock previously granted (including the 600,000 stock options previously granted pursuant to the Prior Plan) were converted into options to purchase the same number of shares of the Company's Common Stock pursuant to the 1997 Plan.

                  The 1997 Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and "non-qualified stock options" ("NQSOs") to purchase shares of Common Stock. In addition, stock appreciation rights, restricted stock awards, and stock bonus awards may be granted to eligible participants under the 1997 Plan with respect to shares of Common Stock.

                  ISO and NQSO options will be the awards most commonly granted under the 1997 Plan. In accordance with the requirements of the Code, the exercise price for ISOs may not be less than 100% of the fair market value of shares of Common Stock on the date of grant (110% percent of fair market value in the case of ISOs granted to employees who hold more than ten percent of the voting power of the issued and outstanding shares of Common Stock). The exercise price for NQSOs may be equal to or less than 100% percent of the fair market value of shares of Common Stock on the date of grant.

                  In general, options granted under the 1997 Plan do not have a term of more than a ten-year period (five years in the case of an ISO granted to an employee holding more than ten percent of the voting power of Common Stock). Options generally terminate three months after the optionee's termination of employment with the Company for any reason other than death, disability, or retirement, and are not transferable by the optionee other than by will or the laws of descent and distribution.

         Employment Agreements

                  Brokaw Employment Agreement. In connection with the Business Combination, Mr. Brokaw entered into a five-year employment agreement (the "Brokaw Employment Agreement") with the Company pursuant to which, among other things, Mr. Brokaw became the President and Chief Executive Officer of the Company. The Brokaw Employment Agreement provides Mr. Brokaw with an annual base salary of $450,000 (which base salary may be paid from any Company source other than net cash flow generated by Wombat), subject to such increases as may be made by the Compensation Committee of the Board of Directors. Mr. Brokaw is also eligible for annual bonuses based upon the performance of Mr. Brokaw and the Company during the previous fiscal year. Such annual bonuses will be determined in the discretion of the Compensation Committee. The dollar amount of the annual bonus will not exceed two times the annual base salary. The Brokaw Employment Agreement provides that the Company may only terminate Mr. Brokaw's employment with the Company for "cause." If Mr. Brokaw's employment is terminated due to death or disability, he will receive his base salary through the date of termination of employment. Any vested options not exercised prior to the termination of employment for this reason will remain exercisable for the six month period beginning on the date of termination. If his employment is terminated for "Cause" as defined in the Brokaw Employment Agreement, he will be entitled to the base salary and any accrued annual bonus that has been determined and awarded, but not paid, through the date of termination of his employment. Any vested options not exercised prior to the termination of employment for Cause will remain exercisable until the end of the ninetieth day following the date of termination. If Mr. Brokaw terminates his employment following a "Change of Control" as defined in the Brokaw Employment Agreement, he will receive (i) his earned but unpaid compensation as of the date of the Change of Control;
         (ii) continued  benefits for the remaining  unexpired  employment term;
         (iii) a lump sum payment on the date of the Change of Control equal to the future base salary that he would have earned if he had continued working for the remaining unexpired employment term; and (iv) bonus payments that would have been made to Mr. Brokaw if he had continued working for the Company during the remaining unexpired employment term. The Company is entitled to seek to obtain, and has obtained, $2,000,000 in "key-man" life insurance on his life. Pursuant to the Brokaw Employment Agreement, Mr. Brokaw was granted options to purchase up to 300,000 shares of Common Stock for an exercise price of $1.70 per share. Such stock options will vest in equal installments over the first five years of Mr. Brokaw's employment with the Company and will be exercisable for a period of ten years from the date of grant. The Brokaw Employment Agreement provides for accelerated vesting of all of Mr. Brokaw's stock options upon a "change of control" of the Company or upon a material breach of the Brokaw Employment Agreement by the Company. As President and Chief Executive Officer of the Company, Mr. Brokaw is entitled to certain customary perquisites, including, without limitation, a car allowance, term life insurance, and reimbursement of all reasonable travel and entertainment expenses. In addition, Mr. Brokaw is entitled to participate in all employee benefit plans offered to executive officers of the Company.

                  Gene Feldman  Employment  Agreement.  In  connection  with the
         Business Combination, Gene Feldman entered into a five-year employment agreement (the "Feldman Employment Agreement") with CineMasters pursuant to which, among other things, Gene Feldman became the Chairman of CineMasters and President of its Wombat Division. The Feldman Employment Agreement provides Gene Feldman with an annual base salary of $150,000 (provided that such base salary is funded solely out of net cash flow generated by the Wombat Division of CineMasters), subject to such increases as may be made by the Compensation Committee of the Board of Directors. Gene Feldman is also eligible for annual bonuses based upon the performance of Gene Feldman and CineMasters during the previous fiscal year. Such annual bonuses will be determined in the discretion of the Compensation Committee. The dollar amount of the annual bonus will not exceed two times the annual base salary. The Feldman Employment Agreement provides that CineMasters may only terminate Gene Feldman's employment with CineMasters for "cause." If Mr. Feldman's employment is terminated due to death or disability, he will receive his base salary through the date of termination of employment. Any vested options not exercised prior to the termination of employment for this reason will remain exercisable for the six month period beginning on the date of termination. If his employment is terminated for "Cause" as defined in the Feldman Employment Agreement, he will be entitled to the base salary and any accrued annual bonus that has been determined and awarded, but not paid, through the date of termination of his employment. Any vested options not exercised prior to the termination of employment will remain exercisable until the end of the ninetieth day following the date of termination. If Mr. Feldman terminates his employment following a "Change of Control" as defined in the Feldman Employment Agreement, he will receive (i) his earned but unpaid compensation as of the date of the Change of Control; (ii) continued benefits for the remaining unexpired employment term; (iii) a lump sum payment on the date of the Change of Control equal to the future base salary that he would have earned if he had continued working for the remaining unexpired employment term; and (iv) bonus payments that would have been made to Mr. Feldman if he had continued working for the Company during the remaining unexpired employment term. As chairman of CineMasters and President of the Wombat Division, Gene Feldman is entitled to certain customary perquisites, including, without limitation, a car allowance, term life insurance, and reimbursement of all reasonable travel and entertainment expenses. In addition, Gene Feldman is entitled to participate in all employee benefit plans offered to executive officers of CineMasters. In connection with the Reincorporation, the Gene Feldman Employment Agreement was amended to indicate that Gene Feldman is the Chairman of the Board of the Company and the President of Wombat.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

                  Gene Feldman Exit Option Agreement. In connection with the Business Combination, Gene Feldman entered into an exit option agreement with CineMasters pursuant to which, among other things, he was given an option, exercisable during the six-month period commencing on the date of termination of his employment, to purchase the production assets of CineMasters for a cash purchase price equal to the book value of such assets. This option does not include the CineMasters film library. In addition, CineMasters retained the right to acquire any future production of Mr. Feldman for nominal consideration, subject to (i) the rights of Mr. Feldman to receive commercially reasonable producer fees, (ii) the rights, if any, of A&E, as licensee, consistent with past practice, and (iii) the distribution rights pursuant to the Distribution Agreement, dated July 1, 1995, as amended, between Janson and the Wombat Division. Upon the exercise of such option, Gene Feldman will no longer be employed by CineMasters but will be entitled to receive annual payments for the remainder of his life equal to the lesser of (i) 25% of the annual net income (which shall be determined without deduction for general and administrative expenses) derived by CineMasters from the original CineMasters library and (ii) $100,000 annually. If Gene Feldman shall die prior to the exercise of such option, Gene Feldman's wife, Suzette St. John Feldman, shall following Gene Feldman's death have the right to exercise such option and to receive such annual payments for a period of five years following the date of such exercise. If Gene Feldman shall die after the exercise of such option but prior to the fifth anniversary of the date of such exercise, Suzette St. John Feldman shall following Gene Feldman's death be entitled to receive such annual payments for a period of five years following the date of Gene Feldman's death; provided, however, that such annual payments shall be reduced from $100,000 to $75,000 following the fifth anniversary of the date of Gene Feldman's exercise of such option. In addition, if CineMasters shall determine to sell its library during the first five years following the exercise of such option by Gene Feldman, CineMasters shall first offer to sell its library to Gene Feldman based upon a specific price and upon specific terms. If Gene Feldman does not accept such offer within a reasonable period of time, CineMasters will then have a limited period of time in which to sell its library to a third party for a price and upon terms no less favorable to CineMasters than those offered to Gene Feldman. In connection with the Reincorporation, the Gene Feldman Exit Option Agreement was amended to replace CineMasters with Wombat.

                  Stockholders Agreement. In connection with the Business Combination, Mr. Brokaw entered into a stockholders agreement (the "Stockholders Agreement"), amended in connection with the Reincorporation, with CineMasters and each of National Patent, Gene Feldman, Jerome Feldman, Suzette St. John Feldman, and Michael Feldman (collectively, the "Feldman Group"), pursuant to which, among other things, the Board of Directors of CineMasters was reconstituted such that Mr. Brokaw and the Feldman Group each have three designees on a six-person Board of Directors and, except as may be mutually agreed upon, equal representation on any committee of the Board of Directors. The Stockholders Agreement provides that all extraordinary transactions (i.e., any merger or consolidation involving CineMasters or any subsidiary, any public offering, any sale or other disposition of a material portion of the assets of CineMasters and/or its subsidiaries, any acquisition or investment in excess of $250,000, etc.) shall require the prior approval of the Board of Directors of CineMasters. In addition, the Stockholders Agreement provides that, except for ordinary course (i) expenditures for office rent, (ii) expenditures for selling, general, and administrative expenses, and (iii) out-of-pocket development expenditures not in excess of $500,000 during each of the first two fiscal years following consummation of the Business Combination, aggregate expenditures in excess of $250,000 in any fiscal year will require the prior approval of the Board of Directors of CineMasters. The Stockholders Agreement also provides each of Mr. Brokaw and the members of the Feldman Group with reciprocal rights of first negotiation and refusal and tag-along rights in the event that either party wishes to dispose of some or all of his, her, or its shares of Common Stock in a privately-negotiated transaction. Mr. Brokaw has agreed until December 31, 1997 to maintain a balance of cash or cash equivalents (including the registered shares of National Patent common stock held by the Company as described below) for CineMasters of at least $500,000 and shall at all times thereafter maintain a balance of cash or cash equivalents for CineMasters of at least $300,000. Pursuant to the Stockholders Agreement, $500,000 in cash or cash equivalents was placed in a separate account with any withdrawal from such account requiring the signatures of each of Mr. Brokaw and a representative from the Feldman Group. The balance of such account will be reduced to $300,000 on December 31, 1997. In connection with the Reincorporation, the Stockholders Agreement was amended to replace CineMasters with the Company.

                  Transactions with National Patent. In connection with the Business Combination, National Patent made a capital contribution valued at $815,000 to CineMasters in the form of registered shares of National Patent common stock in exchange for 407,500 shares of CineMasters Common Stock.

                  Distribution Agreement. On March 1, July 1, 1995 and April 28, 1996, CineMasters entered into an agreement with Janson whereby Janson (the distributor) was granted sole and exclusive rights to license essentially all the programs of the Wombat Division for all forms of television and video worldwide. The distributor also gained the exclusive right to execute all contracts for the exploitation of these rights. The President of Janson, Stephen Janson, is related to CineMasters' Chairman, Gene Feldman, through marriage. In connection with the Reincorporation, the agreement has been modified to replace CineMasters with Wombat.

                  Transactions with Pryor, Cashman, Sherman & Flynn. As consideration for legal services rendered in connection with the Business Combination, Pryor, Cashman, Sherman & Flynn was paid $75,000 in legal fees in 1996. As additional consideration for such legal services, CineMasters issued 25,000 shares of CineMasters Common Stock to the firm. Mr. Janowitz, a director of the Company, is a senior partner at Pryor, Cashman, Sherman & Flynn.

                  Kaufman Termination Agreement. Pursuant to a Termination Agreement (the "Kaufman Termination Agreement"), dated July 3, 1996 among CineMasters, Kaufman Films, and Kevin Kaufman, who was then an officer of CineMasters, CineMasters terminated an employment agreement with Mr. Kaufman. In connection with the termination, options for an aggregate of 200,000 shares of CineMasters common stock granted to Kaufman Films were canceled, and Mr. Kaufman and Kaufman Films returned 80,000 of the 160,000 shares of CineMasters common stock previously held by them. Mr. Kaufman agreed not to sell more than 18,000 of such shares in any one calendar quarter, and to pay to CineMasters one-half of all net proceeds from sale by him of the second of such groups of 18,000 shares. Such shares have since been sold. CineMasters agreed that, through September 30, 1997 or until such time earlier as Mr. Kaufman sold all of such 80,000 shares, none of Gene Feldman, Jerome Feldman (the brother of Gene Feldman), nor any affiliate or relative of either would, in the public market, sell, transfer, or assign any shares of CineMasters Common Stock. In addition, Mr. Kaufman continued to receive his salary and benefits through July 31, 1996.


                             PRINCIPAL STOCKHOLDERS

                  The following table sets forth information as of September 30, 1997 with respect to the beneficial ownership of the Common Stock by
         (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) the directors and executive officers of the Company, individually, and (iii) directors and executive officers of the Company as a group.


                                                Amount and Nature        Percent
 Name and Address of Beneficial Owner       of Beneficial Ownership*    of Class

Cary Brokaw                                     1,551,350(1)             38.9%
 c/o Avenue Pictures, Inc.
 11111 Santa Monica Boulevard
 Suite 2110
 Los Angeles, CA 90025

 National Patent Development Corporation         1,060,500               27.6%
 9 West 57th Street
 New York, New York 10019

 Gene Feldman                                      385,000(2)             9.5%
 c/o Wombat Productions, Inc.
 250 West 57th Street
 Suite 2421
 New York, New York 10019

 Michael Feldman                                    95,000(3),(4)         2.4%
 c/o Wombat Productions, Inc.
 250 West 57th Street
 Suite 2421
 New York, New York 10019

 Suzette St. John Feldman                           47,500(5),(6)         1.2%
 c/o Wombat Productions, Inc.
 250 West 57th Street
 Suite 2421
 New York, New York 10019

 Sheri L. Halfon                                    15,100(7)              **
 c/o Avenue Pictures, Inc.
 11111 Santa Monica Boulevard
 Suite 2110
 Los Angeles, CA 90025

 Doug Rowan                                          3,000(8)              **
 c/o Corbis Corporation
 15395 SE 30th Place
 Suite 300
 Bellevue, WA 98007

 James A. Janowitz                                     -0-(9)             -0-
 c/o Pryor, Cashman, Sherman & Flynn
 410 Park Avenue
 New York, New York

 Directors and officers as a group (7 persons)   2,096,450               48.5%

 ------------------
         * The term "beneficial ownership" means the sole or shared power to vote, or to direct the voting of the Company's Common Stock or the sole or shared investment power with respect to such Common Stock.

         **       Represents less than 1% ownership of the Company's Common
                  Stock.

     (1) Includes vested options to purchase up to 120,000 shares of the Company's Common Stock at a price of $1.70 per share, exercisable until September 30, 2006, and vested options to purchase up to 20,000 shares of Common Stock of the Company at a price of $3.00, exercisable until February 19, 2007. Does not include unvested options to purchase up to 180,000 shares of the Company's Common Stock at a price of $1.70 per share, exercisable until September 30, 2006 and unvested options to purchase up to 80,000 shares of Common Stock of the Company at a price of $3.00 per share exercisable until February 19, 2007.

     (2) Does not include 17,500 shares of Common Stock of the Company and 30,000 vested stock options which are owned by Mr. Feldman's wife, Suzette St. John Feldman, as to which Mr. Feldman disclaims beneficial ownership, and unvested options to purchase up to 20,000 shares of Common Stock of the Company at a price of $0.32 per share, exercisable until August 11, 2000. Also does not include 48,000 shares of Common Stock of the Company which are owned by Mr. Feldman's children, Lynne Feldman, Stephanie Edelstein, and Zara Janson, as to which Mr. Feldman disclaims beneficial ownership. Includes vested options to purchase up to 200,000 shares of the Company Common Stock at a price of $0.32 per share, exercisable until August 11, 2000, and vested options to purchase up to 15,000 shares of Common Stock of the Company at a price of $3.00 per share, exercisable until February 19, 2007.

     (3) Includes vested options to purchase up to 60,000 shares of the Company's Common Stock at a price of $1.70 per share, exercisable until September 30, 2006, and vested options to purchase up to 15,000 shares of Common Stock of the Company at a price of $3.00 per share, exercisable until February 19, 2007. Does not include unvested options to purchase up to 90,000 shares of the Company's Common Stock at a price of $1.70 per share, exercisable until September 30, 2006, and unvested options to purchase up to 60,000 shares of Common Stock of the Company at a price of $3.00 per share, exercisable until February 19, 2007.

     (4) Michael Feldman is Gene Feldman's nephew.

     (5) Includes vested options to purchase up to 30,000 shares of the Company's Common Stock at a price of $0.32 per share, exercisable until August 11, 2000.

     (6) Gene Feldman and Suzette St. John Feldman are husband and wife.

     (7) Includes vested options to purchase up to 15,000 shares of Common Stock of the Company at a price of $3.00 per share, exercisable until February 19, 2007. Does not include vested options to purchase up to 60,000 shares of Common Stock of the Company at a price of $3.00 per share, exercisable until February 19, 2007.

     (8) Includes vested options to purchase 2,000 shares of Common Stock of the Company at a price of $5.00 per share, exercisable until July 1, 2007.

     (9) Does not include 25,000 shares of Common Stock of the Company which are owned by Pryor, Cashman, Sherman & Flynn, a law firm in which Mr. Janowitz is a senior partner, as to which Mr. Janowitz disclaims beneficial ownership.

                  Except for the shares of Common Stock subject to the options described in footnotes 1 through 3, 5, and 7 above, none of such shares is known by the Company to be shares with respect to which such beneficial owner has the right to acquire beneficial ownership. Except as provided in the Stockholders Agreement, the Company believes the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

                            DESCRIPTION OF SECURITIES

         Common Stock

                  The Certificate provides for the authorization of 15,000,000 shares of Common Stock, $.01 par value per share. As of September 30, 1997, 3,847,838 shares were outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Upon liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to receive pro rata all assets remaining legally available for distribution to stockholders after liquidating distributions to the holders of Preferred Stock and any future capital stock designated as being senior to the Common Stock. The holders of Common Stock have no right to cumulate their votes in the election of directors. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding shares of Common Stock are fully paid and non-assessable.

                  The Certificate also provides for the authorization of 1,000,000 shares of Class B Common Stock, $.01 par value per share. As of September 30, 1997, no shares of Class B Common Stock were outstanding. The holders of Class B Common Stock are entitled to ten votes for each share of Class B Common Stock held of record on all matters to be voted on by stockholders. Each share of Class B Common Stock shall be convertible into one share of Common Stock at any time. The designations, preferences, privileges, and voting powers of the shares of Class B Common Stock, and the restrictions and qualifications thereof, are otherwise identical to those of the Common Stock.

         Preferred Stock

                  The Certificate provides for the authorization of 2,000,000 shares of Preferred Stock, $.01 par value per share. As of September 30, 1997, no shares were outstanding. Preferred Stock may be issued from time to time in one or more classes or series, and the Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds, and any other rights, preferences, privileges, and restrictions applicable to each such class or series of Preferred Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, delay or prevent a change of control of the Company.

         Transfer Agent and Registrar

                  Harris Trust Company of New York is the Transfer Agent and Registrar for the Common Stock.


         Limitations on Directors and Officers Liability and Indemnification

                  The Certificate limits the liability of directors to the maximum extent permitted by Delaware law, which specifies that a director of a company adopting such a provision will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for the liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Certificate provides for mandatory indemnification of directors and authorizes indemnification for officers (and others) in such manner, under such circumstances and to the fullest extent permitted by the Delaware General Corporation Law, which generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits, or proceedings if the indemnified parties act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company and the Certificate provides the right to such expenses in advance of the final disposition of any such action, suit or proceeding. The Company believes that these provisions are necessary or useful to attract and retain qualified persons as directors.

         Anti-Takeover Provisions

                  The Certificate includes certain provisions which may have an anti-takeover effect. These include a classified board, in which approximately one-third of the directors are elected at each annual meeting. In addition, the Certificate provides that only the Chairman of the Board, President, or a majority of the entire Board may call a special stockholders meeting. The By-laws of the Company also require certain advance notice of nominations of directors. The effect of such provision is to delay the ability of an insurgent group or hostile acquirer to obtain control of the Board of Directors. In addition, the Certificate authorizes the Board of Directors to issue up to 1,000,000 shares of Class B Common Stock, the holders of which are entitled to cast ten votes per share held, on all matters presented to stockholders. The Class B Common Stock is otherwise identical to the Common Stock. Also, the Certificate authorizes the Board of Directors to issue up to 2,000,000 shares of Preferred Stock in one or more series, and to fix the number of shares constituting any such series, the voting powers, designation, preferences, and relative participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, including the dividend rights, terms of redemption (including sinking fund provisions), conversion rights, and liquidation preferences of the shares constituting any series, without any further vote or action by stockholders. The Board of Directors may, therefore, issue Class B Common Stock or Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. In addition, the issuance of Class B Common Stock or Preferred Stock, as well as certain statutory provisions of Delaware law discussed below, could potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest, or otherwise by making such attempts more difficult to achieve or more costly. Also, under the employment agreements with Messrs. Feldman and Brokaw, certain payments may be required to be made to them in the event of a change of control Such provisions may discourage a hostile takeover even if in the best interest of all other stockholders.

         Delaware Anti-Takeover Law

                  Under  Section  203  of  the  Delaware  Corporation  Law  (the
         "Delaware anti-takeover law"), certain "business combinations" are prohibited between a Delaware corporation, the stock of which is generally publicly traded or held of record by more than 2,000 stockholders, and an "interested stockholder" of such corporation for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation not to be governed by the Delaware anti-takeover law (the Company has not made such an election), (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or (iv) the business combination was approved by the board of directors of the corporation and ratified by 66 2/3% of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation's voting stock.

                  These provisions, together with the ability of the Company's Board of Directors to issue Class B Common Stock or Preferred Stock without further stockholder action, could delay or frustrate the removal of incumbent directors or a change in control of the Company. The provisions also could discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders.


                         SHARES ELIGIBLE FOR FUTURE SALE


                  As of September 30, 1997, there were 3,847,838 shares of Common Stock outstanding, substantially all of which, other than the 1,425,000 shares of Common Stock held by Mr. Brokaw, are freely transferable without restriction under the Securities Act, including pursuant to Rule 144(k) under the Securities Act.


                  In general, under Rule 144 a person (or persons whose shares are aggregated) who (together with predecessor holders who were not affiliates of the Company) for at least one year has beneficially owned shares privately acquired directly or indirectly from the Company or an affiliate of the Company would be entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of (i) 1% percent of the then outstanding shares of the Common Stock of the Company or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain restrictions relating to manner-of-sale, notice, and the availability of current public information about the Company. Under Rule 144, however, a person who (together with predecessor holders who were not affiliates of the Company) has held such shares for a minimum of two years and who is not, and for three months prior to the sale of such shares has not been, an affiliate of the Company is free to sell such shares without regard to the volume, manner-of-sale, and other limitations contained in Rule 144.

                  No prediction can be made as to the effect, if any, that sales of shares under Rule 144 or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time after this offering. Sales of substantial amounts of shares in the public market, or the perception that such sales may occur, could adversely affect prevailing market prices for the Common Stock or the Company's ability to raise equity in the future. See "Market for Common Stock."

         Registration Rights


                  Mr. Brokaw and the Selling Stockholder have certain demand and "piggyback" registration rights with respect to a total of 1,525,000 shares of Common Stock, including the 100,000 shares of Common Stock offered hereby by the Selling Stockholder. Such rights require the Company, if requested by such holders, to register such shares for sale under the Securities Act if the Company files certain other registration statements.



                              PLAN OF DISTRIBUTION

                  The Company may offer the shares offered hereby directly or through agents designated from time to time. To the extent required, any Prospectus Supplement with respect to such shares of Common Stock will set forth the terms of the offering. To the extent required, any agent involved in the offer or sale of the Common Stock being offered by the Company will be named in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

                  Agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.

                  Agents may engage in other  transactions with or perform other
         services  for  the   Company.   To  the  extent   required,   any  such
         relationships will be set forth in a Prospectus Supplement.

                  The Company will pay all of the expenses of the offering of the shares Common Stock being sold by the Company.

                               SELLING STOCKHOLDER

                  The Selling Stockholder, Ehrenkrantz, King, Nussbaum, Inc., is offering 100,000 shares of Common Stock. The Selling Stockholder acquired such shares in September 1997 on exercise of warrants held by the Selling Stockholder. The warrants were exercisable at any time until October 1, 1997 at an exercise price of $1.00 per share. The Selling Stockholder received such warrants as compensation for certain consulting and investment advisory services to the Company. The Company will not receive any of the proceeds from the sale of such shares. The Selling Stockholder has informed the Company that the Selling Stockholder beneficially owns [no] other shares of Common Stock. Beneficial ownership after this offering will depend on the number of shares sold by the Selling Stockholder.

                  The sale of shares of Common Stock by the Selling Stockholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Stockholder) in the over-the-counter market or in negotiated transactions, through the writing of options on such shares, a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

                  The Selling Stockholder may effect such transactions by selling shares directly to purchasers, through broker-dealers acting as agents for the Selling Stockholder, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in the over-the-counter market, in negotiated transactions, or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholder and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

                  The Selling Stockholder and broker-dealers, if any, acting in connection with such sale might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of such shares might be deemed to be underwriting discounts and commissions under the Securities Act.


                                  LEGAL MATTERS

                  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Andrea D. Kantor, Associate General Counsel of the Company. Ms. Kantor owns 3,333 shares of Common Stock and has options to purchase 25,000 shares of Common Stock, of which options to purchase 5,000 shares of Common Stock are currently exercisable.

                                     EXPERTS

                  The audited financial statements of CineMasters at December 31, 1996 and for the five-month period ended December 31, 1996 included herein have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, included herein, and upon the authority of said firm as experts in auditing and accounting.

                  The audited financial statements of CineMasters and for the each of the years in the two year period ended July 31, 1995 included herein have been included herein in reliance upon the report of Israeloff, Trattner & Co., CPAs, P.C., independent certified public accountants, included herein, and upon the authority of said firm as experts in auditing and accounting.

                  The audited consolidated financial statements of Avenue Pictures for the nine-month period ended September 30, 1996 and the year ended December 31, 1995 included herein have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, included herein, and upon the authority of said firm as experts in auditing and accounting.

                              FINANCIAL STATEMENTS

                                                                       Page
 The CineMasters Group, Inc.

      Independent Auditors' Report                                      F-2
      Consolidated Balance Sheet as of December 31, 1996                F-4
      Consolidated Statements of Operations for the five
      months ended December 31, 1996 and the years ended
      July 31, 1996 and 1995                                            F-5
      Consolidated Statement of Stockholders' Equity for
      the five months ended December 31, 1996 and the
      years ended July 31, 1996 and 1995                                F-6
      Consolidated Statement of Cash Flows for the five
      months ended December 31, 1996 and the years
      ended July 31, 1996 and 1995                                      F-7
      Notes to Consolidated Financial Statements                        F-9

      Avenue Entertainment Group, Inc.
      Consolidated Balance Sheets at June 30, 1997
     (unaudited) and December 31, 1996                                  F-20
      Consolidated Statements of Operations for the six
      month periods ended June 30, 1997 and 1996 (unaudited)            F-21
      Consolidated Statements of Cash Flows for the six month
      periods ended June 30, 1997 and 1996 (unaudited)                  F-22
      Notes to Consolidated Financial Statements                        F-24

      The CineMasters Group, Inc. - Pro Forma Financial Information

      Unaudited Pro Forma Condensed Consolidated Statements of
      Operations for the five months ended December 31, 1996
      and the year ended July 31, 1996                                   F-27
      Notes to Unaudited Pro Forma Condensed Consolidated
      Statements of Operations                                           F-29

      Avenue Pictures, Inc.
      Independent Auditors' Report                                       F-30
      Consolidated Statement of Earnings for the nine
      months ended September 30, 1996 and the year
      ended December 31, 1995                                            F-31
      Consolidated Statement of Cash Flows for the nine
      months ended September 30, 1996 and the year
      ended December 31, 1995                                            F-32
      Notes to Consolidated Financial Statements                         F-33

                          INDEPENDENT AUDITORS' REPORT


         The Board of Directors and Stockholders
         The CineMasters Group, Inc.:

                  We have audited the accompanying consolidated balance sheet of The CineMasters Group, Inc. as of December 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the five-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The CineMasters Group, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the five-month period then ended in conformity with generally accepted accounting principles.


                                                          KPMG Peat Marwick LLP
         Los Angeles, California
         March 28, 1997

                          INDEPENDENT AUDITOR'S REPORT


         The Board of Directors and Stockholders
         The CineMasters Group, Inc.:

                  We have audited the accompanying statements of operations, stockholders' equity and cash flows of The CineMasters Group, Inc. for the years ended July 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of The CineMasters Group, Inc. for the years ended July 31, 1996 and 1995 in conformity with generally accepted accounting principles.


                                          Israeloff, Trattner & Co., CPAs, P.C.

         Valley Stream, New York
         October 10, 1996, except for note 9,
           which is as of October 28, 1996.

                           THE CINEMASTERS GROUP, INC.

                           Consolidated Balance Sheet

                                December 31, 1996



                                     Assets

Cash                                              $           687,080

Short-term investment                                         696,150

Accounts receivable                                           149,483

Film costs, net (note 2)                                    1,998,326

Property and equipment, net (note 3)                          117,492

Other assets                                                   81,063

Goodwill (note 9)                                           2,735,069
                                                     -------------------

           Total assets                           $         6,464,663
                                                     ===================

                      Liabilities and Stockholders' Equity

Accounts payable                                  $           284,784
Accrued expenses                                              457,426
Capitalized lease obligations (note 4)                         40,451
Income taxes payable (note 6)                                 330,891
Advances from customers                                       577,730
                                                     -------------------

           Total liabilities                                1,691,282
                                                     -------------------

Commitments and contingencies (note 4)

Stockholders' equity:
   Common stock, par value $.01 per share.
     Authorized 15,000,000 shares; issued and
     outstanding, 3,697,838 shares                             36,978
   Class B common stock, no par value.
     Authorized 1,000,000 shares; none issued                      --
   Additional paid-in capital                               4,631,252
   Retained earnings                                          224,001
   Unrealized loss on marketable securities                  (118,850)
                                                     -------------------

 Total stockholders' equity                                 4,773,381
                                                     -------------------

 Total liabilities and stockholders' equity       $         6,464,663

See accompanying notes to consolidated financial statements.

                           THE CINEMASTERS GROUP, INC.

                      Consolidated Statements of Operations



                                                             Five months ended
                                                               December 31,
                                                                                              Years ended July 31
                                                                                   ------------------------------------------
                                                                   1996                   1996                   1995
                                                            --------------------   -------------------    -------------------

Operating revenues                                       $         3,508,967              1,961,333              1,793,190
                                                            --------------------   -------------------    -------------------

Costs and expenses:
    Film production costs                                          2,752,307              1,103,291              1,170,629
    Selling, general and administrative expenses                     661,766                733,243                597,797
                                                            --------------------   -------------------    -------------------

           Total costs and expenses                                3,414,073              1,836,534              1,768,426
                                                            --------------------   -------------------    -------------------

           Income from operations                                     94,894                124,799                 24,764

Gain on sale of investments (note 7)                                      --                     --                 59,768
                                                            --------------------   -------------------    -------------------

           Income before income taxes                                 94,894                124,799                 84,532

Income taxes (note 6)                                                 74,945                 51,230                 28,452
                                                            --------------------   -------------------    -------------------

           Net income                                    $            19,949                 73,569                 56,080
                                                            ====================   ===================    ===================

Earnings per common share (note 1)                       $             .01                    .04                    .03
                                                            ====================   ===================    ===================

Weighted average shares outstanding                                3,321,251              1,788,525              1,795,000
                                                            ====================   ===================    ===================


See accompanying notes to consolidated financial statements.

                           THE CINEMASTERS GROUP, INC.
                                  Consolidated
                        Statement of Stockholders' Equity
                         Five months ended December 31,
                       1996 and years ended July 31, 1996
                                    and 1995

                                                         Common Stock
                                                                                                            Unrealized
                                                                                                            loss on
                                                                              Additional  Retained earnings marketable
                                                      Number of               paid-in      (accumulated     securities
                                                       Shares      Amount     capital       deficit                       Total
Balance, August 1, 1994, as previously reported      1,795,000   $  17,950       703,423        (53,803)         --        667,570
Prior period adjustments (note 1)                           --       --            --           128,206          --        128,206
                                                   ------------  -----------  ------------   ----------   ----------      -------
Balance, August 1, 1994, as restated                 1,795,000       17,950      703,423         74,403          --       795,776
Net income - year ended July 31, 1995                       --        --           --            56,080          --        56,080
                                                   ------------  -----------  ------------   ----------   ----------       ------
Balance, July 31, 1995                               1,795,000       17,950      703,423        130,483          --       851,856
Shares redeemed - net (note 8)                         (80,000)        (800)     (72,911             --          --       (73,711)
Issuance of stock (note 7)                             123,338        1,233      183,767             --          --       185,000
Net income - year ended July 31, 1996                       --       --                          73,569          --        73,569
                                                   ------------  -----------  ----------     ----------   ----------       ------
                                                                                      --
Balance, July 31, 1996                               1,838,338       18,383      814,279        204,052          --     1,036,714
Exercise of stock options                                2,000           20          620             --          --           640
Stock option compensation expense                           --           --        9,375             --          --         9,375
Issuance of common stock (note 9)                      407,500        4,075      810,925             --          --       815,000
Purchase of Avenue Pictures, Inc. (note 9)           1,450,000       14,500    2,885,500             --          --     2,900,000
Contribution of payable, net of tax (note 9)                --           --      110,553             --          --       110,553
Increase in unrealized loss                                 --           --           --             --    (118,850)     (118,850)
Net income - five months ended
    December 31, 1996                                       --       --                          19,949          --        19,949
                                                   ------------  -----------  ----------     -----------  ----------   -----------
                                                                                     --
Balance, December 31, 1996                           3,697,838   $  36,978     4,631,252        224,001    (118,850)    4,773,381
                                                     =========      ======     =========        =======    =========    =========

See accompanying notes to consolidated financial statements.

                           THE CINEMASTERS GROUP, INC.

                      Consolidated Statements of Cash Flows



                                                             Five months ended
                                                               December 31,
                                                                                              Years ended July 31
                                                                                   ------------------------------------------
                                                                   1996                   1996                   1995
                                                            --------------------   -------------------    -------------------

Cash flows from operating activities:
    Net income                                           $            19,949                 73,569                 56,080
                                                            --------------------   -------------------    -------------------

    Adjustments to reconcile net income
      to net cash provided (used) by operating
      activities:
        Depreciation                                                  10,046                 51,232                 32,565
        Amortization - film production costs                       2,624,627                351,801                326,626
        Amortization - goodwill                                       70,130                     --                     --
        Gain on sale of investments                                       --                     --                (59,768)
        Stock option compensation                                      9,375                     --                     --
        Changes in assets and liabilities which
         affect net income:
            Accounts receivable                                      302,398               (133,090)                95,036
            Film costs                                            (1,569,655)              (592,995)              (303,304)
            Other assets                                              56,132                 19,674                  8,698
            Accounts payable and accrued expenses
                                                                     101,083                (65,070)               (28,186)
            Income taxes payable                                          --                 13,550                  9,820
            Advances from customers                               (1,716,001)               311,000                (68,669)
            Other                                                         --                (11,000)                11,000
                                                            --------------------   -------------------    -------------------

                    Total adjustments                               (111,865)               (54,898)                23,818
                                                            --------------------   -------------------    -------------------

                    Net cash provided (used) by
                      operating activities                           (91,916)                18,671                 79,898
                                                            --------------------   -------------------    -------------------

Cash flows from investing activities:
    Purchase of equipment                                             (5,731)               (25,340)               (53,630)
    Proceeds from sale of marketable securities                            --                      --                 60,000
    Cash acquired in purchase transaction                            620,714                      --                      --
                                                            --------------------   -------------------    -------------------

                    Net cash provided (used) by
                      investing activities                           614,983                (25,340)                 6,370
                                                            --------------------   -------------------    -------------------

                                                        (Continued)

                           THE CINEMASTERS GROUP, INC.



                                                             Five months ended
                                                               December 31,
                                                                                              Years ended July 31
                                                                                   ------------------------------------------
                                                                   1996                   1996                   1995
                                                            --------------------   -------------------    -------------------

Cash flows from financing activities:
    Stock subscription                                   $           150,000                     --                     --
    Proceeds from the issuance of common stock                           640                 35,000                     --
    Principal payments of capital lease obligation
                                                                      (7,906)               (35,613)               (24,753)
    Due to officers                                                        --                (10,000)               (35,000)
    Repayment of loan payable                                        (20,000)                     --                      --
                                                            --------------------   -------------------    -------------------

                    Net cash provided (used) by
                      financing activities                           122,734                (10,613)               (59,753)
                                                            --------------------   -------------------    -------------------

                    Net increase (decrease) in cash                  645,801                (17,282)                26,515


Cash at beginning of year                                             41,279                 58,561                 32,046
                                                            --------------------   -------------------    -------------------

Cash at end of year                                      $           687,080                 41,279                 58,561
                                                            ====================   ===================    ===================

Supplemental cash flow information: Cash paid
  during the year for:
      Interest                                           $             3,082                 11,428                  4,798
      Income taxes                                                    38,910                 33,775                 15,533
                                                            ====================   ===================    ===================

Noncash transactions:
    During  the  year  ended  July  31,  1995,
     $87,498  of  leased  assets  and
     obligations was capitalized.

    During the five months ended December 31, 1996, $815,000 of common stock was issued for short-term investments, $184,255 of payables was contributed to capital, net of a $73,702 tax liability, and Avenue Pictures, Inc. was acquired resulting in the following:

        Fair value of assets acquired                    $         5,528,733
        Liabilities assumed                                       (2,662,066)
        Common stock issued                                       (2,866,667)
                                                            --------------------

                Net cash paid                                              --

        Cash acquired                                                620,714
                                                            --------------------
                    Net cash acquired                    $           620,714
                                                            ====================
See accompanying notes to consolidated financial statements.

                           THE CINEMASTERS GROUP, INC.

                   Notes to Consolidated Financial Statements
                    December 31, 1996, July 31, 1996 and 1995

(1)    Summary of Significant Accounting Policies

       Description of Business

       The CineMasters Group, Inc. (the Company), through its Wombat Production Division, writes, produces and distributes film star biographies for television and other markets. On September 30, 1996, the Company acquired all of the outstanding capital stock of Avenue Pictures, Inc. (Avenue) (note 9). Avenue is an independent producer of feature films and television programming. Subsequent to July 31, 1996, the Company changed its year-end to December 31.

       Principles of Consolidation

       The  Company's  financial  statements  include the accounts of all wholly
       owned   subsidiaries.   All   significant   intercompany   accounts   and
       transactions have been eliminated.

       Reclassifications

       Certain reclassifications have been made to the July 31, 1996 and 1995 consolidated financial statements to conform to the current presentation.

       Cash and Cash Equivalents

       Cash and cash equivalents include all highly liquid investments with original maturities, to the Company, of three months or less.

       Short-Term Investment

       Short-term investment consists of marketable equity securities. All marketable securities are classified as available-for-sale. In accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," unrealized holding gains or losses are reflected as an adjustment to stockholders' equity. At December 31, 1996, short-term investment is comprised of registered shares of National Patent Development Corporation, a stockholder of the Company.

       Film Costs

       The Company capitalizes costs incurred to produce a film project, including the interest expense funded under the production loans. Such costs also include the actual direct costs of production, certain exploitation costs and production overhead. Capitalized exploitation or distribution costs include those costs that clearly benefit future periods such as film prints and prerelease and early release advertising that is expected to benefit the film in future markets. These costs, as well as expected revenue or profit participations and talent residuals, are amortized each period on an individual film program basis in the ratio that the current period's

                           THE CINEMASTERS GROUP, INC.

       gross revenues from all sources for the program bear to management's estimate of anticipated total gross revenues for such film or program from all sources. Revenue estimates are reviewed quarterly and adjusted where appropriate and the impact of such adjustments could be material.

       Film property costs are stated at the lower of unamortized cost or estimated net realizable value. Losses which may arise because unamortized costs of individual films exceed anticipated revenues are charged to operations through additional amortization.

       Property, Equipment and Depreciation

       Property  and  equipment  are  stated  at cost.  Major  expenditures  for property and those which substantially increase useful lives are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by both straight-line and accelerated methods over the estimated useful lives of the assets.

       Goodwill

       Goodwill,  representing  the  excess  of the  purchase  price  of  Avenue
       Pictures, Inc. over its net assets, is being amortized over a ten-year period. Accumulated amortization at December 31, 1996 was $70,130.

       In the event that the facts and circumstances indicate that the excess purchase price over the net assets acquired may be impaired, an evaluation of the continuing value would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with those assets would be compared to its carrying value to determine if a write-down to market or discounted cash flow is required.

       Financial Instruments

       The Company's financial instruments include cash, accounts receivable and payable, and customer advances for which carrying amounts approximate fair value.

       Revenue and Cost Recognition

       Revenues from feature film and television program distribution licensing agreements are recognized on the date the completed film or program is delivered or becomes available for delivery, is available for exploitation in the relevant media window purchased by that customer or licensee and certain other conditions of sale have been met pursuant to criteria specified by SFAS No. 53, "Financial Reporting by Producers and Distributors of Motion Picture Films." Retained earnings at August 1, 1994 have been restated to properly reflect the method of revenue recognition. The correction had no effect on net income for fiscal 1995.

                           THE CINEMASTERS GROUP, INC.

       Production costs of released films are amortized based on the ratio of revenues earned during the current period to management's estimate of total revenues to be derived from the related productions. It is anticipated that production costs will be amortized over various periods of generally up to 15 years although for certain films, the amortization period may be longer. The market trend of each film is regularly examined to determine the estimated future revenues and corresponding lives. Due to the nature of the industry, management's estimates of future revenues may change within the next year and the change could be material.

       Revenues from producer-for-hire contracts are recognized on a percentage-of-completion method, measured by the percentage of costs completed to date to estimated total cost for each contract. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

       Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Significant estimates include those related to valuation of accounts receivable and inventories of released productions. It is at least reasonably possible that the significant estimates used will change within the next year.

       Earnings per Common Share

       Earnings per common share are computed based upon the weighted average number of common shares and common stock equivalents (options) outstanding during the year. Fully diluted earnings per share do not materially differ from the earnings per share presented in the statements of operations.

       Concentration of Credit Risk

       The  Company's  accounts   receivable  are  due  from  companies  in  the
       entertainment industry.

       Stock Option Plan

       Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as

                           THE CINEMASTERS GROUP, INC.

       expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.


(2)    Film Costs

 Film costs consist of the following:


                                                               December 31, 1996
                                                                ---------------
 In process or development                                   $      224,452
 Released, net of accumulated amortization of $6,862,176          1,773,874
                                                                ---------------

                                                             $    1,998,326
                                                                ===============

       Based upon the Company's present estimates of anticipated future revenues at December 31, 1996, approximately 75% of the film costs related to released product will be amortized during the three-year period ending December 31, 1999.


 (3)   Property and Equipment

       The major classes of property and equipment consist of the following:

                                                              December 31, 1996
                                                             ------------------

       Film equipment                        4 years            $   31,391
       Furniture and fixtures                10 years               15,642
       Computer equipment                    5 years                92,612
       Equipment under capital lease         5 years                87,928
       Leasehold improvements                Lease term             20,489
                                                                   --------
                                                                   248,062
       Less accumulated depreciation and amortization
           (including $29,075 attributable to equipment under
           capital leases)                                        (130,570)
                                                                 -----------
                                                               $   117,492
                                                                 ===========


       Depreciation expense was $10,046 for the five months ended December 31, 1996, $51,232 and $32,565, respectively, for the years ended July 31, 1996 and 1995.

                           THE CINEMASTERS GROUP, INC.

(4)    Commitments and Contingencies

       Leases

       The Company is obligated under a lease for office space, expiring April 30, 1999, which requires minimum annual rentals, plus increases based on real estate taxes and operating costs.

         Rent expense was $10,002, $56,340 and $67,803 for the five months ended December 31, 1996 and the years ended July 31, 1996 and 1995, respectively. These amounts are net of $9,127 for the five months ended December 31, 1996 and $45,142 and $24,842 for the years ended July 31, 1996 and 1995, respectively, capitalized as film costs.

       Minimum annual rental commitments at December 31, 1996 under the noncancelable operating and capital leases are as follows:

                                             Operating          Capital
                                            -----------      ------------

 Year ending December 31:
     1997                                $    42,938             35,865
     1998                                     42,938              8,460
     1999                                     14,313                 --
                                            -----------      -------------

            Total minimum obligations    $   100,189             44,325
                                            ===========

     Less amount representing interest                            3,874
                                                             -------------

            Present value of minimum lease obligation        $   40,451
                                                             =============

       Interest expense relating to the capital lease obligations was $2,806, $11,428 and $4,798 for the five months ended December 31, 1996 and the years ended July 31, 1996 and 1995, respectively.

       Employment Agreements

       Effective September 30, 1996, the Company entered into employment agreements with its President and its Chairman providing for an annual salary of $450,000, plus benefits (which base salary may be funded from any Company source other than net cash generated by the Wombat Production Division) and $150,000, plus benefits (provided that such base salary is funded solely out of net cash flow generated by the Wombat Production Division), respectively. Increases to base salaries and bonuses (limited to twice the base salary) will be determined at the discretion of the Compensation Committee of the Board of Directors.


(5)    Stock Option Plan

       In 1995, the Company adopted a Non-Qualified Stock Option Plan whereby certain employees and related parties were granted non-qualified options to purchase up to 600,000 shares of common stock of the Company. The options may be exercised subject to continued employment and certain other conditions. The

                           THE CINEMASTERS GROUP, INC.

       options vest over a five-year period and expire five to ten years from the date of grant. At December 31, 1996, 226,200 options are exercisable.

       Option activity was as follows:

                                                                     Weighted
                                                                     average
                                  Number of shares                 exercisable
                                                   Exercise price     price
                                     -----------   ---------------    --------

Options granted during the year
  ended July 31, 1996                 417,500       $.32 - 1.00          .48
                                                     ----------          ---
                                     -----------

Outstanding at July 31, 1996          417,500        .32 - 1.00           .48
Options granted                       500,000           1.70             1.70
Options exercised                      (2,000)          .32               .32
                                      -----------       ---               ---


Outstanding at December 31, 1996      915,500         .32 - 1.70          1.29
                                     ===========    ===============    ========


       Approximately 217,500 options granted during the five months ended December 31, 1996 were granted subject to stockholders' approval of an increase in the number of shares available for stock options.

       The Company recorded compensation expense related to stock options granted at prices less than market value totaling $9,375 for the five months ended December 31, 1996.

       At December 31, 1996, the weighted average remaining contractual life of all outstanding options was 8.1 years.

       Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (ABP) Option No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 in accounting for its Plan, and accordingly, no compensation cost has been recognized for its stock options granted at fair market value in the consolidated financial statements. Compensation cost will be recorded for options granted below fair market

                           THE CINEMASTERS GROUP, INC.

       Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                December 31,        July 31,
                                                     1996             1996
                                                 --------------    -------------
 Net income (loss)            As reported     $    19,949       $     73,569
                              Pro forma          (138,461)            (2,901)

 Earnings (loss) per share    As reported             .01                .04
                              Pro forma              (.05)              (.01)
                                                 ==============    =============


       Pro forma net income reflects only options granted in the five months ended December 31, 1996 and the year ended July 31, 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above because compensation cost is reflected over the options' vesting period of five years and compensation cost for options granted prior to August 1, 1994 is not considered.

       At December 31, 1996 and July 31, 1996, the per share weighted-average fair value of stock options granted was $1.58 and $.46, respectively, on the date of grant using the modified Black-Scholes option-pricing model with the following weighted-average assumptions: December 31, 1996 - expected dividend yield 0%, risk-free interest rate of 6.5%, expected volatility of 73.2%, and an expected life of 9 years; July 31, 1996 - expected dividend yield 0%, risk-free interest rate of 6.2%, expected volatility of 94.7%, and an expected life of 2.9 years. There were no stock options granted in the year ended July 31, 1995.

       In October 1995, as part of a consulting agreement, the Company issued options to acquire 100,000 shares of common stock at $1.00 per share (note 7). The options were immediately exercisable for a two-year period.

       In July 1994, the Company issued options to acquire 200,000 shares of common stock at $.25 per share to Kaufman Films, Inc. (Kaufman) in conjunction with an acquisition (note 8). These options were subsequently returned to the Company. This activity has been excluded from the table of stock option activity above. These options were issued outside of the Non-Qualified Stock Option Plan. Such options were subsequently canceled (note 8).


(6)    Income Taxes

       Components of income taxes are as follows:

                           THE CINEMASTERS GROUP, INC.

                         December 31,                      July 31
                                             ----------------------------------
                             1996              1996               1995
                         -----------------   ---------------    ---------------
 Federal              $        58,737            18,725              9,908
 State and local               16,208            32,505             18,544
                         -----------------   ---------------    ---------------

                      $        74,945            51,230             28,452
                         =================   ===============    ===============

       Reconciliation of the statutory Federal income tax rate to the Company's effective tax rate is as follows:

                                               December 31         July 31
                                                                 --------------
                                                   1996        1996       1995
                                                  ---------  --------  --------
 Tax at Federal statutory rate of 34%           $ 32,264      48,639    28,741
 Increase (decrease) in taxes resulting from:
       State and local income taxes, net of
         Federal income tax benefit               10,697      21,453    12,239
       Surtax exemption                               --     (11,580)  (11,185)
       Nondeductible goodwill amortization        28,052          --        --
       Other                                       3,932      (7,282)   (1,343)
                                                  ---------  --------  --------

                                                $ 74,945      51,230    28,452
                                                  =========  ========  =======

(7)    Related Party Transactions

       Transactions with National Patent Development Corporation

       In December 1987, the Company and National Patent Development Corporation
       (NPDC) modified the agreement whereby the Company received 400,000 common shares of Dento-Med in exchange for cancellation of its future royalty interests. As of July 31, 1995, the Company has sold all of these shares. The Company sold 15,000 shares in 1995, recognizing a gain of $59,768. The Company previously sold 385,000 shares in the years 1988 to 1994. The Chairman of The CineMasters Group, Inc. and the President of NPDC are brothers.

       In July 1996, the Company had a private placement in which it sold 123,338 shares of common stock at $1.50 per share to people affiliated with the Company and NPDC. At July 31, 1996, 23,334 shares were paid. The remaining subscribed shares were paid for subsequent to year-end.

       In September 1996, NPDC made a capital contribution of $815,000 to the Company (note 9).

                           THE CINEMASTERS GROUP, INC.

       Distribution Agreement

       On March 1, 1994, the Company entered into an agreement with Janson Associates whereby Janson Associates (the distributor) was granted sole and exclusive rights to license essentially all the programs of the Company's Wombat Production Division for all forms of television and video worldwide. The distributor also gained the exclusive right to execute all contracts for the exploitation of these rights. Included in operating expenses was $277,764 and $197,913 in commissions incurred in 1996 and 1995. The President of Janson Associates was a director of the Company and is related to the Company's Chairman through marriage.

       Consulting Agreement

       In October 1995, the Company entered into a two-year agreement with a financial consultant. The consultant will provide financial advisory and investment banking related services. The agreement provides for monthly payments of $4,000 per month, plus a two-year option to purchase 100,000 shares of the Company's common stock at an exercise price of $1.00 per share. Either party may elect to terminate the agreement upon 30 days written notice. Pursuant to its termination agreement with Kaufman (note
       8), Kaufman agreed to reimburse the Company $1,000 per month for services of such consultant.


(8)    Acquisition and Disposition of Kaufman Films, Inc.

       On July 26, 1994, the Company acquired the net assets of Kaufman Films, Inc. (Kaufman). Kaufman is a media company specializing in the production of corporate and commercial films. The net assets were acquired in exchange for 160,000 shares of the Company's class A common stock, valued at $.25 per share and an option for Kaufman to acquire an additional 200,000 shares at $.25 per share which may be exercised no earlier than two years from the closing nor more than five years from the closing. These options were not ascribed a value.

       On July 3, 1996, the Company entered into a termination agreement with Kaufman. The agreement terminated an employment agreement dated July 26, 1994 with Kevin Kaufman and canceled the stock options granted to him and Kaufman Films, none of which have been exercised. It also assigned the lease at Leonard Street and returned certain acquired net assets to Kaufman. In addition, Kaufman returned 80,000 shares of the previously issued 160,000 shares of the Company's common stock. Kevin Kaufman agreed to provide the Company with one-half of the proceeds from the sale of 18,000 of the remaining 80,000 shares. Stockholders' equity was charged approximately $74,000, the fair value of assets returned to Mr. Kaufman and of the 80,000 shares of common stock returned by him, and subsequently canceled by the Company.


(9)    Acquisition of Avenue Pictures, Inc.

       On October 28, 1996, the Company acquired Avenue Pictures, Inc. (Avenue), effective September 30, 1996, in consideration for 1,425,000 shares of its common stock which were ascribed a value of $2.00 per share.

                           THE CINEMASTERS GROUP, INC.

       In connection with the purchase, the Company intends to change its name to Avenue Entertainment Group, Inc. In conjunction with the acquisition of Avenue, NPDC, together with its affiliates, contributed $815,000 in the form of its common stock in exchange for 407,500 shares of common stock ($2.00 per share) of the Company prior to the consummation of this business combination. In addition, accrued expenses due to the Chairman and President of the Wombat Production Division amounting to $185,000 were forgiven. The forgiveness, net of the related tax liability, was recorded as a capital contribution. An additional 25,000 shares were issued to the Company's legal counsel for services rendered to the Company and Avenue relating to the acquisition. The portion of the legal fees relating to the Company was capitalized as part of the transaction cost. The portion of the legal fees relating to services provided to Avenue was expensed.

       Goodwill, relating to the acquisition of Avenue Pictures, Inc. is as follows:

       Purchase Price                                         $2,866,667
       Fair Market value of net assets acquired:
                Assets               2,723,534
                Liabilities          2,662,066

       Net assets acquired                                        61,468

       Goodwill                                               $2,805,199


       The pro forma results listed below are unaudited, reflect the acquisition of Avenue using purchase accounting and assume the acquisition occurred at the beginning of each of the periods:

                           Five months ended
                           December 31, 1996
                                               Year ended July 31, 1996
                                -------------       -----------
       Revenues             $   3,651,925           6,357,802
       Net loss                   (58,055)           (247,560)
       Net loss per share           (.02)                (.07)
                                =============       ===========


       The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the Avenue acquisition been consummated as of the above date, nor are they indicative of future operating results.

       Postretirement Benefit

       Pursuant to an agreement dated September 30, 1996, the Company is obligated to pay its Chairman, his spouse, or estate, as the case may be, commencing upon the termination of his employment, monthly payments of $8,333, for the greater of five years or the remainder of his life. Under certain circumstances, a reduced benefit may be payable to the Chairman's wife for a period not to exceed five years from the date of his death.

       The Company is accruing the $640,000 then present value of the expected benefit payments at December 31, 2001, on a straight-line basis over the term of the Chairman's employment contract, which covers the period September 30, 1996 to December 31, 2001.

                           THE CINEMASTERS GROUP, INC.

       This agreement also gives the Chairman the option to purchase certain assets of the Wombat Production Division of the Company at book value following the termination of his employment, and a right of first refusal if the Company wishes to sell the Wombat film library. The Company retained the rights to acquire any future productions of the Chairman for normal consideration, subject to reasonable producer fees, rights of licensees and existing distribution rights.


(10)   Significant Customers

       Significant customers, exceeding 10% of revenue, were as follows:

                            Five months ended
                            December 31, 1996

                                                    Years ended July 31, 1996
                            ----------------   ---------------------------------
                                                      1996             1995
                                               --------------   ---------------

       ABC                          77%                 --%           --%
       A&E                           --                 12           13
       Janson Associates             --                 40           27
                            ================   ==============   ===============

 (11)  Preferred Stock

       The Company has authorized 2,000,000 shares of preferred stock with a $.01 par value. No preferred stock has been issued.

                        AVENUE ENTERTAINMENT GROUP, INC.
                      Consolidated Condensed Balance Sheets

                                 (in thousands)

                                                   June 30,       December 31,
                                                     1997            1996
                               Assets            (unaudited)

Cash                                           $   390,678     $   687,080
Short-term investment                              707,419         696,150
Accounts receivable                                444,039         149,483
Films costs, net                                 1,546,169       1,998,326
Property and equipment, net                        120,772         117,492
Other assets                                        63,581          81,063
Goodwill                                         2,594,809       2,735,069
                                               -----------     -----------
Total assets                                    $5,867,467      $6,464,663
                                                ==========      ==========

                      Liabilities and Stockholders' Equity

Accounts payable                               $   489,979         284,784
Accrued expense                                    574,104         457,426
Loan payable                                       140,000
Capitalized lease obligations                       22,948          40,451
Income taxes payable                                87,000         330,891
Advance from customers                              42,000         577,730
                                              ------------     -----------
Total liabilities                                1,356,031       1,691,282
                                                 ----------      ----------

Stockholders' equity

Common stock, par value $.01 per share              37,478          36,978
Class B capital stock, no par value
Additional paid-in capital                       4,799,502       4,631,252
Retained earnings (deficit)                        (67,963)        224,001
Unrealized loss on marketable securities          (107,581)       (118,850)
Note receivable for common stock                  (150,000)     _________
                                                 -----------
Total stockholders' equity                       4,511,436       4,773,381
                                                 -----------   -----------
Total liabilities and stockholders' equity      $5,867,467      $6,464,663
                                                  ==========    ==========

       See   accompanying   notes  to  the  consolidated   condensed   financial
       statements.

                        AVENUE ENTERTAINMENT GROUP, INC.
                 Consolidated Condensed Statements of Operations

                                   (Unaudited)

                      (in thousands, except per share data)


                                                     Six months
                                                     ended June 30,
                                              1997               1996
Operating revenues                          $2,126,312       $  971,482

Cost and expenses:
  Film production costs                      1,150,828          298,260
  Selling, general & administrative
   expenses                                  1,339,815          728,666
                                             ---------         --------

    Total costs and expenses                 2,490,643        1,026,926
                                             ---------      -----------

    Loss before income tax                    (364,331)         (55,444)

Income tax benefit (expense)                    72,367           (8,092)
                                                ------      -----------

Net loss                                     $(291,964)       $ (63,536)
                                             =========        =========

Net loss per share                       $        (.08)     $      (.04)
                                         ==============     ============
Weighted average shares
  outstanding                                    3,719            1,795
                                               =====       ============


       See   accompanying   notes  to  the  consolidated   condensed   financial
       statements.

                        AVENUE ENTERTAINMENT GROUP, INC.
                 Consolidated Condensed Statements of Cash Flows

                                   (Unaudited)

                                 (in thousands)
                                                        Six months
                                                      ended June 30,
                                                          1997          1996
Cash flows from operating activities:
Net                                                   $(291,96)       $(63,536)
                                                      --------        ---------
Adjustments to reconcile net income
  to net cash provided (used) for
  operating activities:
Depreciation                                            13,175          15,000
Amortization-film production costs                   1,110,382         155,800
Amortization-goodwill                                  140,260
Stock option compensation                               18,750
  Changes in assets and liabilities which
   affect net income:
Accounts receivable                                   (294,556)         12,951
Film costs                                            (658,225)        (65,114)
Other assets                                            17,482          (1,086)
Accounts payable and accrued expenses                  297,982        (191,906)
Income taxes payable                                   (80,000)        137,154
Advances from customers                               (535,730)         80,500

Net cash provided (used) by investing activities      (262,444)        (79,763)
                                                        --------       -------

Cash flows from investing activities:
  Purchase of equipment                                (16,455)         (9,809)
                                                         -------

Net cash provided (used) by investing activities       (16,455)         (9,809)
                                                         -------        ------

                        AVENUE ENTERTAINMENT GROUP, INC.
          Consolidated Condensed Statements of Cash Flows, (Continued)

                                   (Unaudited)

                                 (in thousands)


                                                             Six months
                                                           ended June 30,
                                                        1997          1996


Cash flows from financing activities:
Principal payments of capital lease of obligation      (17,503)      (21,076)
                                                       --------      --------

      Net cash (used for) financing activities         (17,503)      (21,076)
                                                       -------       -------

      Net increase (decrease) in cash                 (296,402)        48,878

Cash at the beginning of year                           687,080         9,277
                                                     ----------         -----

Cash at the end of period                            $  390,678   $    58,155
                                                     ==========   ===========

Supplemental disclosures of cash flow information:


Cash paid during the periods for:
  Interest                                           $   35,344   $     3,722
                                                     ----------   -----------
  Income taxes                                       $  191,509   $    23,712



       See   accompanying   notes  to  the  consolidated   condensed   financial
       statements.

                        AVENUE ENTERTAINMENT GROUP, INC.
                   Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies

The Company

Avenue Entertainment Group, Inc. (the "Company") is principally engaged in the development, production and distribution of feature films, television series, movies-for-television, mini-series and film star biographies.

Generally, theatrical films are first distributed in the theatrical and home video markets. Subsequently, theatrical films are made available for world-wide television network exhibition or pay television, television syndications and cable television. Generally, television films are first licensed for network exhibition and foreign syndication or home video, and subsequently for domestic syndication on cable television. The revenue cycle generally extends 7 to 10 years on film and television product.

         Basis of Presentation

         The accompanying interim consolidated financial statements of the Company are unaudited and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-SB for the year ended December 31, 1996. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at June 30, 1997, the results of operations and its cash flows for the three months and six month periods ended June 30, 1997 and 1996 have been included. The results of operations for the interim period are not necessarily indicative of results which may be realized for the full year.

2.       Film Costs

 Film costs consist of the following:

                                                       June 30,     December 31,
                                                         1997           1996
   In process or development                       $    295,394    $   224,452
   Released, net of accumulated amortization of
         $7,972,558 (1997) and $6,010,876 (1996),
         respectively                                 1,250,775      1,773,874
                                                      ---------      ---------
                                                   $  1,546,169    $ 1,998,326
                                                      =========      =========

                        AVENUE ENTERTAINMENT GROUP, INC.
              Notes to Consolidated Financial Statements, Continued

3.       Loan Payable

         On May 27, 1997, the Company entered into an unsecured demand note which provides the Company with borrowings (the "Note") in the principal amount of $250,000, at prime plus 1%, with Fleet Bank, National Association, which is payable on demand, but in any event not later than May 27, 1998. As of June 30, 1997, $140,000 had been borrowed under the Note.

                           THE CINEMASTERS GROUP, INC.

                         Pro forma Financial Information



The following unaudited pro forma condensed consolidated statements of operations for the five months ended December 31, 1996 and for the year ended July 31, 1996 have been prepared giving effect to the Company's acquisition of Avenue Pictures, Inc. (Avenue). On September 30, 1996, the Company issued 1,450,000 shares of its common stock in connection with the acquisition of 100% of Avenue. The unaudited pro forma condensed consolidated statements of operations for the periods noted present the results of operations of the Company assuming the Merger has been consummated as of the beginning of the periods indicated.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company and all calculations have been made based upon assumptions deemed appropriate. Certain of these assumptions are set forth under the notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements were prepared utilizing the accounting policies of the Company as outlined in its historical financial statements and reflect preliminary allocations of the purchase price which may be subject to further adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles.

The unaudited pro forma financial information does not purport to be indicative of the results of operations which would have actually been obtained if the acquisition had been consummated on the date indicated. In addition, the unaudited pro forma financial information does not purport to be indicative of results of operations or financial information which may be achieved in the future.

The unaudited pro forma financial information should be read in conjunction with the Company's historical financial statements and notes included herein.

                           THE CINEMASTERS GROUP, INC.

       Unaudited Pro forma Condensed Consolidated Statements of Operations

                       Five months ended December 31, 1996



                                              The CineMasters
                                                Group, Inc.           Avenue Pictures,
                                                                            Inc.        (1)
                                             -------------------    -----------------------
                                            Five months ended        Two months ended
                                             December 31, 1996       September 30, 1996
                                                                                                Pro forma             Pro forma
                                                                                               adjustments             combined
                                             -------------------    -------------------    ---------------------   -----------

Operating revenues                        $         3,508,967                142,958                     --         3,651,925
                                             -------------------    -------------------    ---------------------   -----------

Costs and expenses:
    Film production costs                           2,752,307                  9,538                     --         2,761,845
    Selling, general and administrative
      expenses                                        661,766                143,840                 45,584 (2)       873,190
                                                                                                     22,000 (3)
                                             -------------------    -------------------    ---------------------   -----------

           Total costs and expenses                 3,414,073                153,378                 67,584         3,635,035
                                             -------------------    -------------------    ---------------------   -----------

           Income (loss) before income
              taxes                                    94,894                (10,420)               (67,584)           16,890

Income taxes                                           74,945                     --                     --            74,945
                                             -------------------    -------------------    ---------------------   -----------

           Net income (loss)              $            19,949                (10,420)               (67,584)          (58,055)
                                             ===================    ===================    =====================   ===========

Loss per common share                     $             (.01)                                                           (.02)
                                             ===================                                                   ===========

Weighted average shares outstanding
                                                    3,321,251                                                       3,263,421
                                             ===================                                                   ===========


See accompanying notes to unaudited condensed consolidated statements of operations.

                           THE CINEMASTERS GROUP, INC.

       Unaudited Pro forma Condensed Consolidated Statement of Operations

                            Year ended July 31, 1996



                                              The CineMasters
                                                Group, Inc.           Avenue Pictures,          Pro forma             Pro forma
                                                                            Inc.               adjustments            condensed
                                             -------------------    -------------------    --------------------    -----------------

Operating revenues                        $         1,961,333              4,396,469                     --               6,357,802
                                             -------------------    -------------------    --------------------    -----------------

Costs and expenses:
    Film production costs                             489,782              3,537,339                     --               4,027,121
    Selling, general and administrative
      expenses                                      1,346,752                771,752                273,507 (2)
                                                                                                    110,000 (3)           2,502,011
                                             -------------------    -------------------    --------------------    -----------------

           Total costs and expenses                 1,836,534              4,309,091                383,507               6,529,132
                                             -------------------    -------------------    --------------------    -----------------

           Income (loss) before income
              taxes                                   124,799                 87,378               (383,507)               (171,330)

Income taxes                                           51,230                 25,000                     --                  76,230
                                             -------------------    -------------------    --------------------    -----------------

           Net income (loss)              $            73,569                 62,378               (383,507)               (247,560)
                                             ===================    ===================    ====================    =================

Earnings (loss) per common share          $              .04                                                                  (.07)
                                             ===================                                                   =================

Weighted average shares outstanding
                                                    1,788,525                                                             3,646,025
                                             ===================                                                   =================


See accompanying notes to unaudited condensed consolidated statements of operations.

                           THE CINEMASTERS GROUP, INC.

  Notes to Unaudited Pro forma Condensed Consolidated Statements of Operations




1. The acquisition was effective September 30, 1996. Avenue's results of operations are included in CineMasters' consolidated results from that date. Accordingly, Avenue's results for the two months ended September 30, 1996 are included to reflect the pro forma results for the five months ended December 31, 1996.


2. To record amortization of goodwill.

       Goodwill, relating to the acquisition of Avenue Pictures, Inc. is as follows:

       Purchase Price                                 $2,866,667
       Fair Market value of net assets acquired:
                 Assets                     $2,723,534
                Liabilities                  2,662,066
       Net assets acquired                          $     61,468
                                                    ------------

       Goodwill                                       $2,805,199



3. To adjust executive compensation based on employment agreements entered into and compensatory stock options issued in conjunction with the acquisition of Avenue.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Avenue Pictures, Inc.:


We have audited the accompanying consolidated statements of earnings and cash flows of Avenue Pictures, Inc. and subsidiaries for the nine-month period ended September 30, 1996 and year ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the consolidated statements of earnings and cash flows referred to above present fairly, in all material respects, the results of their operations and their cash flows for the nine-month period ended September 30, 1996 and year ended December 31, 1995 in conformity with generally accepted accounting principles.



                                                        KPMG Peat Marwick LLP
Los Angeles, California
March 28, 1997

                              AVENUE PICTURES, INC.
                                AND SUBSIDIARIES

                       Consolidated Statements of Earnings



                                          Nine-month period
                                                ended             Year ended
                                          September 30, 1996   December 31, 1995
                                              -------------    -----------

Revenue                                     $   4,361,854       654,853
                                               -------------   -----------

Costs and expenses:
    Film cost amortization                      3,537,338           192
    General and administrative                    616,036       692,963
                                               -------------   -----------

         Total cost and expenses                4,153,374       693,155
                                               -------------   -----------

         Income (loss) from operations            208,480       (38,302)

Other income                                        4,750        10,400
                                               -------------   -----------

         Net income (loss) before taxes           213,230       (27,902)

Income tax expense                                 25,000             --
                                               -------------   -----------

         Net income (loss)                  $     188,230       (27,902)
                                               =============   ===========


See accompanying notes to consolidated financial statements.

                              AVENUE PICTURES, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows



                                                                              Nine-month period
                                                                                     ended                Year ended
                                                                              September 30, 1996      December 31, 1995
                                                                              --------------------    -------------------

Cash flows from operating activities:
    Net income                                                                  $     188,230                (27,902)
    Adjustments to reconcile net income to net cash provided by operating activities:
        Amortization of film costs                                                  3,524,000                     --
        Depreciation and amortization                                                   1,553                  2,013
        Gain on disposal of fixed assets                                                 (786)                    --
        Changes in assets and liabilities:
          Decrease (increase) in accounts receivable                                    2,521               (155,609)
          Increase in film costs                                                   (5,197,855)               (32,705)
          Increase in other assets                                                    (85,784)                   (80)
          Increase (decrease) in accounts payable and accrued expenses
                                                                                      266,671                 35,316
          Increase (decrease) in due to stockholder                                   (61,529)               190,027
          Increase (decrease) in deferred income                                    1,981,731                     --
                                                                                  --------------    -------------------

                  Net cash provided by operating activities                           618,752                 11,060
                                                                                  --------------    -------------------

Cash flows from investing activities:
    Purchase of property and equipment                                                (11,598)                     --
    Payments received from sale of fixed assets                                         2,500                      --
                                                                                  --------------    -------------------

                  Net cash used by investing activities                                (9,098)                    --
                                                                                  --------------    -------------------

                  Increase in cash and cash equivalents                               609,654                 11,060



Cash and cash equivalents at beginning of period                                       11,060                     --
                                                                                  --------------
                                                                                                    -------------------

Cash and cash equivalents at end of period                                      $     620,714                 11,060
                                                                                  ==============    ===================


See accompanying notes to consolidated financial statements.

                           THE CINEMASTERS GROUP, INC.

              Notes to Consolidated Financial Statements, Continued

                              AVENUE PICTURES, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                   Nine-month period ended September 30, 1996
                        and year ended December 31, 1995




(1)    Summary of Significant Accounting Policies

       Basis of Presentation

       The accompanying consolidated statements of earnings and cash flows include the accounts of Avenue Pictures, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

       Description of Business

       The Company is an independent producer of feature films and television programming.

       Cash and Cash Equivalents

       The Company considers money market accounts and other highly liquid investments with original maturities of three months or less to be cash equivalents.

       Film Costs and Film Cost Amortization

       Included in film costs are production, distribution and allocated production overhead costs expected to benefit future periods. Film costs are amortized on an individual-film basis in the ratio that current period gross revenues bear to management's estimate of total ultimate gross revenues from all sources. Revenue estimates are reviewed annually and adjusted where appropriate.

       The Company charges profit participation and talent residuals, if any, to expense in the same manner as amortization of production costs, based on the ratio of current period gross revenues to management's estimate of total ultimate gross revenues. Payments for profit participations, when applicable, are made in accordance with the participants' contractual agreements.

       Film costs are stated at the lower of unamortized cost or estimated net realizable value. Losses which may arise because unamortized costs of individual films exceed anticipated revenues are charged to income through additional amortization.

       Property and Equipment

       Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, ranging from three to five years.

                              AVENUE PICTURES, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued

       Revenue Recognition

       Revenues from feature film and television program distribution licensing agreements are recognized on the date the completed film or program is delivered or becomes available for delivery, is available for exploitation in the relevant media window purchased by that customer or licensee and certain other conditions of sale have been met pursuant to criteria specified by SFAS No. 53, "Financial Reporting by Producers and Distributors of Motion Picture Films."

       Producer fees received from production of films and television programs for outside parties where the Company has no continuing ownership interest in the project are recognized on a percentage-of-completion basis as determined by applying the cost-to-cost method. The cost of such films and television programs is expensed as incurred.

       Income Taxes

       The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes reflect the impact of "temporary differences" between assets and liabilities for financial reporting purposes as such amounts are measured by tax laws and regulations.

       Concentration of Credit Risk

       Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company has investment policies that limit investments to money market accounts and other highly liquid investments with original maturities of three months or less.

       Use of Estimates

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (2)   Income Taxes

       Components of income taxes for the nine-month period ended September 30, 1996 are as follows:

                    Federal                 State                  Total
               -------------------    -------------------   --------------------
 Current    $            10,000                 15,000                25,000
               ===================    ===================   ====================

                              AVENUE PICTURES, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued

       Reconciliation   of  the  Federal   income  tax  rate  to  the  Company's
       affiliation tax rate is as follows:

                                               Nine-month
                                              period ended        Year ended
                                           September 30, 1996  December 31, 1995
                                             ------------        ------------
       Tax at Federal statory rate of 34%
                                                $   73,000          16,000
       State tax, net of Federal benefit            15,000           4,000
       Reduction valuation allowance               (74,000)        (18,000)
       Nondeductible expenses                       11,000          (2,000)
                                                   ------------   ------------
                                                $   25,000              --
                                                   ============   ============


       In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based on the level of historical taxable income and projections of future taxable income over the periods which the deferred tax assets are deductible, management believes that it is not more likely than not that the Company will realize the benefits of these deductible differences as of September 30, 1996. Accordingly, a valuation allowance has been provided for the total gross deferred tax assets.


(3)    Commitment

       The Company has an operating lease for office space which can be terminated by 90 days notification by the lessee or the lessor. Total rental expense under the operating lease for the nine-month period ended September 30, 1996 and year ended December 31, 1995 was approximately $64,000 and $82,000, respectively.


(4)    Significant Customers

       Significant customers exceeding 10% of revenue were as follows:

                                     1996      1995
                                   --------  ------

       ABC                           65%       --%
       Hallmark Entertainment        25        --
       Hearst Entertainment           --       64
       Miramax                        --       17
                                   ========  ======

                              AVENUE PICTURES, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued


(5)    Acquisition

       Effective September 30, 1996, 100% of the Company's outstanding common stock was acquired by The CineMasters Group, Inc.

     No dealer, salesperson, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any of the securities offered hereby to anyone in any jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the affairs of the Company or that the information herein is correct as of any time subsequent to the dates as of which such information is given.

                TABLE OF CONTENTS
                                             Page

     Additional Information.....................2
     Prospectus Summary.........................3
     Risk Factors...............................4
     Use of Proceeds............................8
     Market Price of Common Stock...............9
     Dividend Policy............................9
     Capitalization............................10
     Dilution..................................11
     Management's Discussion and
     Analysis of Financial Condition
     and Results of Operations.................12
     Certain Relationships and Related
     Party Transactions........................37
     Principal Stockholders....................39
     Description of Securities.................42
     Shares Eligible for Future Sale...........44
     Plan of Distribution......................45
     Selling Stockholder.......................45
     Legal Matters.............................46
     Experts...................................46














        Avenue Entertainment Group, Inc.






                 325,000 Shares



                       of



                  Common Stock





                   PROSPECTUS







               October __ , 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law, which specifies that a director of a company adopting such a provision will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for the liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Company's Certificate of Incorporation provides for mandatory indemnification of directors and authorizes indemnification for officers (and others) in such manner, under such circumstances and to the fullest extent permitted by the Delaware General Corporation Law, which generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company and the Amended and Restated Certificate of Incorporation provides the right to such expenses in advance of the final disposition of any such action, suit or proceeding. The Company believes that these provisions are necessary or useful to attract and retain qualified persons as directors.

                   The Company maintains a directors' and officers' insurance policy.


         ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                   The  following  table sets  forth the  expenses  (other  than underwriting discounts and commissions) in connection with this Registration Statement. All expenses will be paid by the Company. All such expenses are estimates, other than the filing and listing fees:


          SEC registration fee                   $       727.74
          Accounting fees and expenses           $     3,000.00
          AMEX Listing Fee                       $     6,500.00
          Legal fees and expenses                $    15,000.00
          Miscellaneous                          $       772.26

                   Total                           $ 26,000.00

                                                   ------------

         ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

                  Pursuant to a private placement transaction, in August 1996 certain affiliates and employees of National Patent and CineMasters contributed capital in the amount of $185,000 in exchange for 123,338 shares of CineMasters Common Stock. The Company claims an exemption from the registration requirements of the Securities Act pursuant to Rule 504 of Regulation D of same Act. The aggregate offering price in this private placement transaction, less the aggregate offering price for all securities sold within the previous twelve (12) months pursuant to Regulation D, did not exceed $1,000,000.

                  On July 26, 1994, CineMasters acquired the net assets of Kaufman Films, Inc., a media company specializing in the production of corporate commercial films. The net assets were acquired in exchange for 160,000 shares of the CineMasters Common Stock, valued at $0.25 per share and an option for the seller to acquire an additional 200,000 shares at $0.25 per share which may be exercised no earlier than two years from the closing nor more than five years from the closing. In connection with the Kaufman Termination Agreement, such option was declared null and void. In addition, CineMasters delivered to Kaufman Films/Mr. Kaufman five replacement certificates for an aggregate of 80,000 shares (four for 18,000 and one for 8,000) of restricted
         CineMasters Common Stock (in exchange for the 160,000 shares of CineMasters Common Stock previously held by Kaufman Films) in the name of Mr. Kaufman.

                  In connection with the Business Combination, CineMasters acquired all of the outstanding capital stock of Avenue Pictures from Mr. Brokaw, the sole shareholder of Avenue Pictures, in exchange for 1,425,000 shares of CineMasters Common Stock.

                  In connection with the Business Combination, National Patent made a capital contribution valued at $815,000 to CineMasters in the form of registered shares of National Patent common stock in exchange for 407,500 shares of CineMasters Common Stock.

                  In connection with the Business Combination, as additional consideration for legal services provided, CineMasters issued 25,000 shares of CineMasters Common Stock to the law firm of Pryor, Cashman, Sherman & Flynn.

                  In April 1997, the Company issued 50,000 shares of its Common Stock to an accredited investor pursuant to a private placement transaction.

                  With respect to the private placement transactions described in the five immediately preceding paragraphs, the Company claims an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act. These private placement transactions were made to a limited number of accredited investors who were given complete access to all material information about the Company.

         ITEM 27. EXHIBITS.

         (3)      (i)        Restated Certificate of Incorporation.*
                  (ii)       By-Laws.*


         (5)                 Opinion of Andrea D. Kantor, Esq. re legality ***


         (10)     (a)(i)     Share Exchange Agreement, dated as of September 30,
                             1996, among Cary Brokaw, Avenue Pictures, Inc. and
                             The CineMasters Group, Inc. *

                  (a)(ii) Stockholders Agreement, dated as of September 30, 1996, among Cary Brokaw, The CineMasters
                             Group,  Inc.,  National  Patent Development
                             Corporation, Gene Feldman, Jerome Feldman, Suzette St. John Feldman and Michael Feldman. *

                  (a)(iii) Exit Option Agreement, dated as of September 30, 1996, between The CineMasters Group, Inc. and Gene Feldman. *

                  (b)(ii)(1) Distribution Agreement, dated April 28, 1996, between Janson Associates, Inc. and The CineMasters, Group, Inc. *

                  (b)(ii)(2) Agreement, dated as of December 5, 1994, amended as of June 27, 1995 and as of October 1, 1996, between The CineMasters Group, Inc. and A&E Television Networks. *

                  (b)(ii)(3) Agreement, dated as of March 26, 1996, between Wombat Productions, a division of The CineMasters Group, Inc., and Lifetime Productions, Inc. *

                  (b)(ii)(4) Production and License Agreement, dated as of November 17, 1989, between Wombat Productions, a division of The CineMasters Group, Inc., and Home Box Office, Inc. *

                  (b)(ii)(5) Production and Distribution Agreement, dated as of June 3, 1993, between Wombat Productions, a division of The CineMasters Group, Inc., and the Public Broadcasting Service. *

                  (b)(ii)(6) Output Agreement, dated October 1, 1994 between Avenue Pictures, Inc. and RHI Entertainment, Inc.*

                  (b)(ii)(7) Promissory Note between Avenue Entertainment Group, Inc. and Fleet Bank, National Association.*

                  (c)(i) Avenue Entertainment Group, Inc. Stock Option and Long Term Incentive Compensation Plan. *

                  (c)(ii) Employment Agreement, dated as of September 30, 1996, among The CineMasters Group, Inc., Avenue Pictures, Inc. and Cary Brokaw. *

                  (c)(iii) Employment Agreement, dated as of September 30, 1996, among The CineMasters Group, Inc., Avenue Pictures, Inc. and Gene Feldman. *

                  (c)(iv) Option Agreement, dated as of September 30, 1996, between The CineMasters Group, Inc. and Cary Brokaw. *

                  (c)(v) Form of Option Grant Agreement, dated as of September 30, 1996, between Avenue Entertainment Group, Inc. and the Optionee. *

                  (c)(vi) Form of Option Grant Agreement, dated as of March 10, 1997, between Avenue Entertainment Group, Inc. and the Optionee. *

                  (c)(vii) Termination Agreement, With Accounts Receivable, dated July 3, 1996 among The CineMasters Group, Inc., Kaufman Films, Inc. and Kevin Kaufman. *


                  (c)(viii) Letter Agreement, dated November 27, 1995, between CineMasters Group, Inc. and Ehrenkrantz, King, Nussbaum, Inc.***


                  (c)(ix) Warrant, dated October 1, 1995, issued by CineMasters Group, Inc. to Ehrenkrantz, King, Nussbaum, Inc.***

         (21)                 Subsidiaries of the Company**

         (23)     (a)         Consent of KPMG Peat Marwick LLP**

                  (b)         Consent of Israeloff, Trattner & Co., CPAs, P.C.**

         (24)                 Powers of Attorney**

         (27)                 Financial Data Schedule**

         ------------------


         *        Incorporated by reference to such exhibit as filed with the
                  Company's Registration Statement on Form 10-SB, as amended.
         **       Previously filed.
         ***      Filed herewith.


         ITEM 28. UNDERTAKINGS.

                  (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (b) The undersigned small business issuer will:

                           (1) For purposes of determining  any liability  under
                  the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                           (2) For  determining  any  liability  under  the Act,
                  treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering those securities.

                  (c) The undersigned small business issuer will:

                           (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                                    (i) Include any prospectus required by
                                    section 10(a)(3) of the Act;

                                    (ii) Reflect in the  prospectus any facts or
                                    events  which,   individually  or  together,
                                    represent  a   fundamental   change  in  the
                                    information in the  registration  statement;
                                    and

                                    (iii)  Include  any  additional  or  changed
                                    material information on the plan of
                                    distribution.

                           (2) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                           (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

                  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the Los Angeles, State of California, on October 30, 1997.

                                    AVENUE ENTERTAINMENT GROUP, INC.

                                    By:    /s/ Cary Brokaw
                                             Cary Brokaw, President and Chief
                                             Executive Officer

                  In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.



         Date:      October 30, 1997                           *
                                             -------------------
                                             Cary Brokaw
                                             President and Chief Executive
                                             Officer, Director

         Date:      October 30, 1997                           *
                                             -------------------
                                             Sheri L. Halfon
                                             Senior Vice President and Chief
                                             Financial Officer (Principal
                                             Financial and Accounting Officer),
                                             Director

         Date:      October 30, 1997                           *
                                             -------------------
                                             Gene Feldman
                                             Chairman of the Board

         Date:      October 30, 1997                           *
                                             -------------------
                                             Michael Feldman
                                             Executive Vice President, Director

         Date:      October 30, 1997                           *
                                             -------------------
                                             Doug Rowan
                                             Director

         Date:      October 30, 1997                           *
                                             -------------------
                                             James A. Janowitz
                                             Director



                                             BY:  /s/ Cary Brokaw
                                                  Cary Brokaw, Attorney in Fact